SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

Waste Management, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1001 Fannin Street, Suite 4000

Houston, Texas 77002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

OF WASTE MANAGEMENT, INC.

Date and Time:

May 13, 2014 at 11:00 a.m., Central Time

Place:

The Maury Myers Conference Center

Waste Management, Inc.

1021 Main Street

Houston, Texas 77002

Purpose:

•	To elect eight directors;

•	To vote on a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

•	To vote on a proposal to approve our executive compensation;

•	To vote on a proposal to approve our 2014 Stock Incentive Plan (the “2014 Plan”);

•	To vote on a stockholder proposal regarding disclosure of political contributions, if properly presented at the meeting; and

•	To conduct other business that is properly raised at the meeting.

Only stockholders of record on March 17, 2014 may vote at the meeting.

Your vote is important. We urge you to promptly vote your shares by telephone, by the Internet or, if this Proxy Statement was mailed to you, by completing, signing, dating and returning your proxy card as soon as possible in the enclosed postage prepaid envelope.

LINDA J. SMITH
Corporate Secretary

March 27, 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 13, 2014: This Notice of Annual Meeting and Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 are available at http://www.wm.com.

i

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

WASTE MANAGEMENT, INC.

1001 Fannin Street, Suite 4000

Houston, Texas 77002

Our Board of Directors is soliciting your proxy for the 2014 Annual Meeting of Stockholders and at any postponement or adjournment of the meeting. We are furnishing proxy materials to our stockholders primarily via the Internet. On March 27, 2014, we sent an electronic notice of how to access our proxy materials, including our Annual Report, to stockholders that have previously signed up to receive their proxy materials via the Internet. On March 27, 2014, we began mailing a Notice of Internet Availability of Proxy Materials to those stockholders that previously have not signed up for electronic delivery. The Notice contains instructions on how stockholders can access our proxy materials on the website referred to in the Notice or request that a printed set of the proxy materials be sent to them. Internet distribution of our proxy materials is designed to expedite receipt by stockholders, lower the costs of the annual meeting, and conserve natural resources.

Record Date	March 17, 2014.

Quorum	A majority of shares outstanding on the record date must be present in person or by proxy.

Shares Outstanding	There were 465,192,040 shares of Common Stock outstanding and entitled to vote as of March 17, 2014.

Voting by Proxy	Internet, phone, or mail.

Voting at the Meeting	Stockholders can vote in person during the meeting. Stockholders of record will be on a list held by the inspector of elections. Beneficial holders must obtain a proxy from their brokerage firm, bank, or other stockholder of record and present it to the inspector of elections with their ballot. Voting in person by a stockholder will replace any previous votes submitted by proxy.

Changing Your Vote	Stockholders of record may revoke their proxy at any time before we vote it at the meeting by submitting a later-dated proxy via the Internet, by telephone, by mail, by delivering instructions to our Corporate Secretary before the annual meeting revoking the proxy or by voting in person at the annual meeting. If you hold shares through a bank or brokerage firm, you may revoke any prior voting instructions by contacting that firm.

Votes Required to Adopt Proposals	Each share of our Common Stock outstanding on the record date is entitled to one vote on each of the eight director nominees and one vote on each other matter. To be elected, a director must receive a majority of the votes cast with respect to that director at the meeting. This means that the number of shares voted “for” a director must exceed 50% of the votes cast with respect to that director. Each of the other proposals requires the favorable vote of a majority of the shares present, either by proxy or in person, and entitled to vote.

Effect of Abstentions and Broker Non-Votes	Abstentions will have no effect on the election of directors. For each of the other proposals, abstentions will have the same effect as a vote against these matters because they are considered present and entitled to vote.

If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares must be voted as you direct. If you do not give instructions, one of two things can happen depending on the type of proposal. For some proposals, including the ratification of the Company’s independent registered public accounting firm, the broker may vote your shares at its discretion. But for other proposals, including the election of directors, the advisory vote on executive compensation, the approval of our 2014 Plan, and the stockholder proposal, the broker cannot vote your shares at all. When that happens, it is called a “broker non-vote.” Broker non-votes are counted in determining the presence of a quorum at the meeting, but they are not counted for purposes of calculating the shares present and entitled to vote on particular proposals at the meeting.

Voting Instructions	You may receive more than one proxy card depending on how you hold your shares. If you hold shares through a broker, your ability to vote by phone or over the Internet depends on your broker’s voting process. You should complete and return each proxy or other voting instruction request provided to you.

If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit your proxy but do not give voting instructions, we will vote your shares as follows:

•	FOR our director candidates;

•	FOR the ratification of the independent registered public accounting firm;

•	FOR approval of our executive compensation;

•	FOR approval of our 2014 Plan; and

•	AGAINST the stockholder proposal regarding disclosure of political contributions.

If you give us your proxy, any other matters that may properly come before the meeting will be voted at the discretion of the proxy holders.

Attending in Person	Only stockholders, their proxy holders and our invited guests may attend the meeting. If you plan to attend, please bring identification and, if you hold shares in street name, bring your bank or broker statement showing your beneficial ownership of Waste Management stock in order to be admitted to the meeting. If you are planning to attend our annual meeting and require directions to the meeting, please contact our Corporate Secretary at 713-512-6200.

The only items that will be discussed at this year’s annual meeting will be the items set out in the Notice. There will be no presentations.

Stockholder Proposals for the 2015 Annual Meeting

Eligible stockholders who want to have proposals considered for inclusion in the Proxy Statement for our 2015 Annual Meeting should notify our Corporate Secretary at Waste Management, Inc., 1001 Fannin Street, Suite 4000, Houston, Texas 77002. The written proposal must be received at our offices no later than November 27, 2014 and no earlier than October 28, 2014. A stockholder must have been the registered or beneficial owner of (a) at least 1% of our outstanding Common Stock or (b) shares of our Common Stock with a market value of $2,000 for at least one year before submitting the proposal. Also, the stockholder must continue to own the stock through the date of the 2015 Annual Meeting.

Expenses of Solicitation	We pay the cost of preparing, assembling and mailing this proxy-soliciting material. In addition to the use of the mail, proxies may be solicited personally, by Internet or telephone, or by Waste Management officers and employees without additional compensation. We pay all costs of solicitation, including certain expenses of brokers and nominees who mail proxy materials to their customers or principals. Also, Innisfree M&A Incorporated has been hired to help in the solicitation of proxies for the 2014 Annual Meeting for a fee of approximately $15,000 plus associated costs and expenses.

Annual Report	A copy of our Annual Report on Form 10-K for the year ended December 31, 2013, which includes our financial statements for fiscal year 2013, is included with this Proxy Statement. The Annual Report on Form 10-K is not incorporated by reference into this Proxy Statement or deemed to be a part of the materials for the solicitation of proxies.

Householding Information	We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Annual Report and Proxy Statement unless we are notified that one or more of these individuals wishes to receive separate copies. This procedure helps reduce our printing costs and postage fees.

If you wish to receive a separate copy of this Proxy Statement and the Annual Report, please contact: Waste Management, Inc., Corporate Secretary, 1001 Fannin Street, Suite 4000, Houston, Texas 77002, telephone 713-512-6200.

If you do not wish to participate in householding in the future, and prefer to receive separate copies of the proxy materials, please contact: Broadridge Financial Solutions, Attention Householding Department, 51 Mercedes Way, Edgewood, NY 11717, telephone 1-800-542-1061. If you are currently receiving multiple copies of proxy materials and wish to receive only one copy for your household, please contact Broadridge.

BOARD OF DIRECTORS

Our Board of Directors currently has eight members. Each member of our Board is elected annually. Mr. Reum is the Non-Executive Chairman of the Board and presides over all meetings of the Board, including executive sessions that only non-employee directors attend.

Stockholders and interested parties wishing to communicate with the Board or the non-employee directors should address their communications to Mr. W. Robert Reum, Non-Executive Chairman of the Board, c/o Waste Management, Inc., P.O. Box 53569, Houston, Texas 77052-3569.

Leadership Structure

We separated the roles of Chairman of the Board and Chief Executive Officer at our Company in 2004. We believe that having a Non-Executive Chairman of the Board is in the best interests of the Company and stockholders. Over the past several years, the demands made on boards of directors have been increasing. This is in large part due to increased regulation under federal securities laws, national stock exchange rules and other federal and state regulatory changes. More recently, on-going market challenges and economic conditions have increased the demands made on boards of directors. The Non-Executive Chairman’s responsibilities include leading full Board meetings and executive sessions, as well as ensuring best practices and managing the Board function. The Board named Mr. Reum Chairman of the Board effective January 1, 2012, due to his tenure with and experience and understanding of the Company, as well as his experience on public company boards of directors.

The separation of the positions allows Mr. Reum to focus on management of Board matters and allows our Chief Executive Officer to focus his attention on managing our business. Additionally, we believe the separation of those roles ensures the independence of the Board in its oversight role of critiquing and assessing the Chief Executive Officer and management generally.

Role in Risk Oversight

Our executive officers have the primary responsibility for risk management within our Company. Our Board of Directors oversees risk management to ensure that the processes designed and implemented by our executives are adapted to and integrated with the Company’s strategy and are functioning as directed. The primary means by which the Board oversees our risk management structures and policies is through its regular communications with management and our enterprise risk management process. The Company believes that its leadership structure is conducive to comprehensive risk management practices and that the Board’s involvement is appropriate to ensure effective oversight.

The Company initiated an enterprise risk management, or ERM, process several years ago, which is coordinated by an ERM Committee consisting of our Chief Financial Officer, Chief Operating Officer, General Counsel and Vice President – Internal Audit. This process initially involved the identification of the Company’s programs and processes related to risk management and the individuals responsible for them. Included was a risk assessment survey completed by senior personnel requesting information regarding perceived risks to the Company, with follow-up interviews with members of senior management to review any gaps between their and their direct reports’ responses. The information gathered was tailored to coordinate with the Company’s strategic planning process such that the risks could be categorized in a manner that identified the specific Company strategies that may be jeopardized and plans could be developed to address the risks to those strategies. The Company then conducted an open-ended survey aligned with the objectives of the Company’s strategic goals with several individuals with broad risk management and/or risk oversight responsibilities. Included in the survey were the identification of the top concerns, assessment of their risk impact and probability, and identification of the responsible risk owner. Finally, a condensed survey of top risks was completed by approximately 200 senior personnel to validate the risks and the risk rankings.

The enterprise risk management program and process continue to evolve with enhancements made annually. Board members are polled to collect their thoughts on significant risks facing the Company and how the reporting format should be revised to improve management’s communication of enterprise risks to the Board.

An open-ended survey is also sent to about 100 senior personnel across the Company requesting their input relating to risks, including assessment of likelihood and severity, and known controls and metrics to monitor the risks. In addition, external stakeholders are interviewed to gather their views on risks that they perceive could have a significant impact on the Company or the industry. Finally, responsible risk owners are asked to perform in-depth analyses of their assigned significant risks every three years to update their previous assessment and to assess whether appropriate mitigating and/or monitoring activities are in place. The ERM Committee reviews the assessment of risks made by the responsible risk owners and makes changes as it deems appropriate. The ERM Committee also determines the Company’s most significant risks that should be considered further by the Board.

The Board of Directors and its committees meet in person approximately six times a year, including one meeting that is dedicated specifically to strategic planning, and regular updates are given to the Board of Directors on all Company risks. At each of these meetings, our President and Chief Executive Officer; Chief Financial Officer; and General Counsel are asked to report to the Board and, when appropriate, specific committees. Additionally, other members of management and employees are requested to attend meetings and present information, including those responsible for our Internal Audit, Environmental Audit, Business Ethics and Compliance, Human Resources, Government Affairs, Information Technology, Risk Management, Safety and Accounting functions.

One of the purposes of these presentations is to provide direct communication between members of the Board and members of management; the presentations provide members of the Board with the information necessary to understand the risk profile of the Company, including information regarding the specific risk environment, exposures affecting the Company’s operations and the Company’s plans to address such risks. In addition to information regarding general updates to the Company’s operational and financial condition, management reports to the Board on a number of specific issues meant to inform the Board about the Company’s outlook and forecasts, and any impediments to meeting those or its pre-defined strategies generally. These direct communications between management and the Board of Directors allow the Board to assess management’s evaluation and management of the risks of the Company.

Management is encouraged to communicate with the Board of Directors with respect to extraordinary risk issues or developments that may require more immediate attention between regularly scheduled Board meetings. Mr. Reum, as Non-Executive Chairman, facilitates communications with the Board of Directors as a whole and is integral in initiating the frank, candid discussions among the independent Board members necessary to ensure management is adequately evaluating and managing the Company’s risks. These intra-Board communications are essential in its oversight function. Additionally, all members of the Board are invited to attend all committee meetings, regardless of whether the individual sits on the specific committee, and committee chairs report to the full Board. These practices ensure that all issues affecting the Company are considered in relation to each other and by doing so, risks that affect one aspect of our Company can be taken into consideration when considering other risks.

In addition, the Audit Committee is responsible for ensuring that an effective risk assessment process is in place, and quarterly reports are made to the Audit Committee on all financial and compliance risks in accordance with New York Stock Exchange requirements.

Independence of Board Members

The Board of Directors has determined that each of the following seven non-employee director candidates is independent in accordance with the New York Stock Exchange listing standards:

Bradbury H. Anderson

Frank M. Clark, Jr.

Patrick W. Gross

Victoria M. Holt

John C. Pope

W. Robert Reum

Thomas H. Weidemeyer

Mr. Steiner is an employee of the Company and, as such, is not considered an “independent” director.

To assist the Board in determining independence, the Board of Directors adopted categorical standards of director independence, which meet or exceed the requirements of the New York Stock Exchange. These standards specify certain relationships that are prohibited in order for the non-employee director to be deemed independent. In addition to these categorical standards, our Board makes a subjective determination of independence considering relevant facts and circumstances. The Board reviewed all commercial and non-profit affiliations of each non-employee director and the dollar amount of all transactions between the Company and each entity with which a non-employee director is affiliated to determine independence. These transactions included the Company, through its subsidiaries, providing waste management services in the ordinary course of business and the Company’s subsidiaries purchasing goods and services in the ordinary course of business. The categorical standards our Board uses in determining independence are included in our Corporate Governance Guidelines, which can be found on our website. The Board has determined that each non-employee director candidate meets these categorical standards and that there are no other relationships that would affect independence.

Meetings and Board Committees

Last year the Board held eight meetings and each committee of the Board met independently as set forth below. Each director attended at least 75% of the meetings of the Board and the committees on which he or she served. In addition, all directors attended the 2013 Annual Meeting of Stockholders. Although we do not have a formal policy regarding director attendance at annual meetings, it has been longstanding practice that all directors attend unless there are unavoidable schedule conflicts or unforeseen circumstances.

The Board appoints committees to help carry out its duties. In particular, Board committees work on key issues in greater detail than would be possible at full Board meetings. Each committee reviews the results of its meetings with the full Board, and all members of the Board are invited to attend all committee meetings. The Board has three separate standing committees: the Audit Committee; the Management Development and Compensation Committee (the “MD&C Committee”); and the Nominating and Governance Committee. Additionally, the Board has the power to appoint additional committees, as it deems necessary. In 2006, the Board appointed a Special Committee, as described below.

The Audit Committee

Mr. Gross has been the Chairman of our Audit Committee since May 2010. The other members of our Audit Committee are Messrs. Clark, Reum and Weidemeyer. Each member of our Audit Committee satisfies the additional New York Stock Exchange independence standards for audit committees set forth in Section 10A of the Securities Exchange Act of 1934, as amended. Our Audit Committee held eight meetings in 2013.

SEC rules require that we have at least one financial expert on our Audit Committee. Our Board of Directors has determined that Mr. Gross is an Audit Committee financial expert for purposes of the SEC’s rules based on a thorough review of his education and financial and public company experience.

Mr. Gross was a founder of American Management Systems where he was principal executive officer for over 30 years. He has served as Chairman of The Lovell Group, a private investment and advisory firm, since 2001. Mr. Gross holds an MBA from the Stanford University Graduate School of Business, a master’s degree in engineering science from the University of Michigan and a bachelor’s degree in engineering science from Rensselaer Polytechnic Institute.

The Audit Committee’s duties are set forth in a written charter that was approved by the Board of Directors. A copy of the charter can be found on our website. The Audit Committee generally is responsible for overseeing all matters relating to our financial statements and reporting, internal audit function and independent auditors. As part of its function, the Audit Committee reports the results of all of its reviews to the full Board. In fulfilling its duties, the Audit Committee, has the following responsibilities:

Administrative Responsibilities

•	Report to the Board, at least annually, all public company audit committee memberships by members of the Audit Committee;

•	Perform an annual review of its performance relative to its charter and report the results of its evaluation to the full Board; and

•	Adopt an orientation program for new Audit Committee members.

Independent Auditor

•	Engage an independent auditor, determine the auditor’s compensation and replace the auditor if necessary;

•	Review the independence of the independent auditor and establish our policies for hiring current or former employees of the independent auditor;

•	Evaluate the lead partner of our independent audit team and review a report, at least annually, describing the independent auditor’s internal control procedures; and

•	Pre-approve all services, including non-audit engagements, provided by the independent auditor.

Internal Audit

•	Review the plans, staffing, reports and activities of the internal auditors; and

•	Review and establish procedures for receiving, retaining and handling complaints, including anonymous complaints by our employees, regarding accounting, internal controls and auditing matters.

Financial Statements

•	Review financial statements and Forms 10-K and 10-Q with management and the independent auditor;

•	Review all earnings press releases and discuss with management the type of earnings guidance that we provide to analysts and rating agencies;

•	Discuss with the independent auditor any material changes to our accounting principles and matters required to be communicated by Public Company Accounting Oversight Board (United States) Audit Standard AU Section 380 Communication with Audit Committees;

•	Review our financial reporting, accounting and auditing practices with management, the independent auditor and our internal auditors;

•	Review management’s and the independent auditor’s assessment of the adequacy and effectiveness of internal controls over financial reporting; and

•	Review executive officer certifications related to our reports and filings.

Audit Committee Report

The role of the Audit Committee is, among other things, to oversee the Company’s financial reporting process on behalf of the Board of Directors, to recommend to the Board whether the Company’s financial statements should be included in the Company’s Annual Report on Form 10-K and to select the independent auditor for ratification by stockholders. Company management is responsible for the Company’s financial statements as well as for its financial reporting process, accounting principles and internal controls. The Company’s independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2013 with management and the independent registered public accounting firm, and has taken the following steps in making its recommendation that the Company’s financial statements be included in its annual report:

•	First, the Audit Committee discussed with Ernst & Young, the Company’s independent registered public accounting firm for fiscal year 2013, those matters required to be discussed by Public Company Accounting Oversight Board (United States) Audit Standard AU Section 380 Communication with Audit Committees, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

•	Second, the Audit Committee discussed with Ernst & Young its independence and received from Ernst & Young a letter concerning independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure helped the Audit Committee in evaluating such independence. The Audit Committee also considered whether the provision of other non-audit services to the Company is compatible with the auditor’s independence.

•	Third, the Audit Committee met periodically with members of management, the internal auditors and Ernst & Young to review and discuss internal controls over financial reporting. Further, the Audit Committee reviewed and discussed management’s report on internal control over financial reporting as of December 31, 2013, as well as Ernst & Young’s report regarding the effectiveness of internal control over financial reporting.

•	Finally, the Audit Committee reviewed and discussed, with the Company’s management and Ernst & Young, the Company’s audited consolidated balance sheet as of December 31, 2013, and consolidated statements of operations, comprehensive income, cash flows and equity for the fiscal year ended December 31, 2013, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosure.

The Committee has also discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans of their respective audits. The Committee meets periodically with both the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls over financial reporting.

The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by Company management and by the independent registered public accounting firm.

Based on the reviews and discussions explained above (and without other independent verification), the Audit Committee recommended to the Board (and the Board approved) that the Company’s financial statements be included in its annual report for its fiscal year ended December 31, 2013. The Committee has also approved the selection of Ernst & Young as the Company’s independent registered public accounting firm for fiscal year 2014.

The Audit Committee of the Board of Directors

Patrick W. Gross, Chairman

Frank M. Clark, Jr.

W. Robert Reum

Thomas H. Weidemeyer

The Management Development and Compensation Committee

Mr. Clark has served as the Chairman of our MD&C Committee since May 2011. The other members of the Committee are Ms. Holt and Messrs. Anderson, Pope and Reum. Each member of our MD&C Committee is independent in accordance with the rules and regulations of the New York Stock Exchange. The MD&C Committee met five times in 2013.

Our MD&C Committee is responsible for overseeing all of our executive and senior management compensation, as well as developing the Company’s compensation philosophy generally. The MD&C Committee’s written charter, which was approved by the Board of Directors, can be found on our website. In fulfilling its duties, the MD&C Committee has the following responsibilities:

•	Review and establish policies governing the compensation and benefits of all of our executives;

•	Approve the compensation of our senior management and set the bonus plan goals for those individuals;

•	Conduct an annual evaluation of our Chief Executive Officer by all independent directors to set his compensation;

•	Oversee the administration of all of our equity-based incentive plans;

•	Review the results of the stockholder advisory vote on executive compensation and consider any implications of such voting results on the Company’s compensation programs;

•	Recommend to the full Board new Company compensation and benefit plans or changes to our existing plans;

•	Evaluate and recommend to the Board the compensation paid to our non-employee directors;

•	Determine the independence of the MD&C Committee’s compensation consultant annually; and

•	Perform an annual review of its performance relative to its charter and report the results of its evaluation to the full Board.

In overseeing compensation matters, the MD&C Committee may delegate authority for day-to-day administration and interpretation of the Company’s plans, including selection of participants, determination of award levels within plan parameters, and approval of award documents, to Company employees. However, the MD&C Committee may not delegate any authority under those plans for matters affecting the compensation and benefits of the executive officers. For additional information on the MD&C Committee, see the Compensation Discussion and Analysis beginning on page 22.

Compensation Committee Report

The MD&C Committee has reviewed and discussed the Compensation Discussion and Analysis, beginning on page 22, with management. Based on the review and discussions, the MD&C Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

The Management Development and Compensation

Committee of the Board of Directors

Frank M. Clark, Jr., Chairman

Bradbury H. Anderson

Victoria M. Holt

John C. Pope

W. Robert Reum

Compensation Committee Interlocks and Insider Participation

During 2013, Ms. Cafferty, who passed away in April 2013, Ms. Holt, and Messrs. Anderson, Clark, Pope and Reum served on the MD&C Committee. No member of the MD&C Committee was an officer or employee of the Company during 2013; no member of the MD&C Committee is a former officer of the Company; and during 2013, none of our executive officers served as a member of a board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board of Directors or MD&C Committee.

The Nominating and Governance Committee

Mr. Weidemeyer has served as the Chairman of our Nominating and Governance Committee since May 2011. The other members of the Committee include Ms. Holt and Messrs. Anderson, Gross, Pope and Reum. Each member of our Nominating and Governance Committee is independent in accordance with the rules and regulations of the New York Stock Exchange. In 2013, the Nominating and Governance Committee met five times.

The Nominating and Governance Committee has a written charter that has been approved by the Board of Directors and can be found on our website. It is the duty of the Nominating and Governance Committee to oversee matters regarding corporate governance. In fulfilling its duties, the Nominating and Governance Committee has the following responsibilities:

•	Review and recommend the composition of our Board, including the nature and duties of each of our committees, in accordance with our Corporate Governance Guidelines;

•	Evaluate the charters of each of the committees and recommend directors to serve as committee chairs;

•	Review individual director’s performance in consultation with the Chairman of the Board and review the overall effectiveness of the Board;

•	Recommend retirement policies for the Board, the terms for directors and the proper ratio of employee directors to outside directors;

•	Perform an annual review of its performance relative to its charter and report the results of its evaluation to the full Board;

•	Review stockholder proposals received for inclusion in the Company’s proxy statement and recommend action to be taken with regard to the proposals to the Board; and

•	Identify and recommend to the Board candidates to fill director vacancies.

Potential director candidates are identified through various methods; the Nominating and Governance Committee welcomes suggestions from directors, members of management, and stockholders. From time to time, the Nominating and Governance Committee uses outside consultants to assist it with identifying potential director candidates.

For all potential candidates, the Nominating and Governance Committee considers all factors it deems relevant, such as a candidate’s personal and professional integrity and sound judgment, business and professional skills and experience, independence, possible conflicts of interest, diversity, and the potential for effectiveness, in conjunction with the other directors, to serve the long-term interests of the stockholders. While there is no formal policy with regard to consideration of diversity in identifying director nominees, the Committee considers diversity in business experience, professional expertise, gender and ethnic background, along with various other factors when evaluating director nominees. The Committee uses a matrix of functional and industry experiences to develop criteria to select candidates. Before being nominated by the Nominating and Governance Committee, director candidates are interviewed by the Chief Executive Officer and a minimum of two members of the Nominating and Governance Committee, including the Non-Executive Chairman of the Board. Additional interviews may include other members of the Board, representatives from senior levels of management and an outside consultant.

The Nominating and Governance Committee will consider all potential nominees on their merits without regard to the source of recommendation. The Nominating and Governance Committee believes that the nominating process will and should continue to involve significant subjective judgments. To suggest a nominee, you should submit your candidate’s name, together with biographical information and his or her written consent to nomination to the Chairman of the Nominating and Governance Committee, Waste Management, Inc., 1001 Fannin Street, Suite 4000, Houston, Texas 77002, between October 28, 2014 and November 27, 2014.

Related Party Transactions

The Board of Directors has adopted a written Related Party Transactions Policy for the review and approval or ratification of related party transactions. Our policy generally defines related party transactions as current or proposed transactions in excess of $120,000 in which (i) the Company is a participant and (ii) any director, executive officer or immediate family member of any director or executive officer has a direct or indirect material interest. In addition, the policy sets forth certain transactions that will not be considered related party transactions, including (i) executive officer compensation and benefit arrangements; (ii) director compensation arrangements; (iii) business travel and expenses, advances and reimbursements in the ordinary course of business; (iv) indemnification payments and advancement of expenses, and payments under directors’ and officers’ indemnification insurance policies; (v) any transaction between the Company and any entity in which a related party has a relationship solely as a director, a less than 5% equity holder, or an employee (other than an executive officer); and (vi) purchases of Company debt securities, provided that the related party has a passive ownership of no more than 2% of the principal amount of any outstanding series. The Nominating and Governance Committee is responsible for overseeing the policy.

All executive officers and directors are required to notify the General Counsel or the Corporate Secretary as soon as practicable of any proposed transaction that they or their family members are considering entering into that involves the Company. The General Counsel will determine whether potential transactions or relationships constitute related party transactions that must be referred to the Nominating and Governance Committee.

The Nominating and Governance Committee will review a detailed description of the transaction, including:

•	the terms of the transaction;

•	the business purpose of the transaction;

•	the benefits to the Company and to the relevant related party; and

•	whether the transaction would require a waiver of the Company’s Code of Conduct.

In determining whether to approve a related party transaction, the Nominating and Governance Committee will consider, among other things, whether:

•	the terms of the related party transaction are fair to the Company and such terms would be reasonable in an arms-length transaction;

•	there are business reasons for the Company to enter into the related party transaction;

•	the related party transaction would impair the independence of any non-employee director;

•	the related party transaction would present an improper conflict of interest for any director or executive officer of the Company; and

•	the related party transaction is material to the Company or the individual.

Any member of the Nominating and Governance Committee who has an interest in a transaction presented for consideration will abstain from voting on the related party transaction.

The Nominating and Governance Committee’s consideration of related party transactions and its determination of whether to approve such a transaction are reflected in the minutes of the Nominating and Governance Committee’s meetings. The Company is not aware of any transactions that are required to be disclosed.

Special Committee

The Board of Directors appointed a Special Committee in November 2006 to make determinations regarding the Company’s obligation to provide indemnification when and as may be necessary. The Special Committee consists of Mr. Gross and Mr. Weidemeyer. The Special Committee held no meetings in 2013.

Board of Directors Governing Documents

Stockholders may obtain copies of our Corporate Governance Guidelines, the charters of the Audit Committee, the MD&C Committee, and the Nominating and Governance Committee, and our Code of Conduct free of charge by contacting the Corporate Secretary, c/o Waste Management, Inc., 1001 Fannin Street, Suite 4000, Houston, Texas 77002 or by accessing the “Corporate Governance” section of the “Investor Relations” page on our website at http://www.wm.com.

Non-Employee Director Compensation

Our non-employee director compensation program consists of equity awards and cash consideration. Prior to January 1, 2014, compensation for directors was recommended annually by the Nominating and Governance Committee, with the assistance of an independent third-party consultant, and set by action of the Board of Directors. As of January 1, 2014, non-employee director compensation is recommended by the MD&C Committee. The Board’s goal in designing directors’ compensation is to provide a competitive package that will enable the Company to attract and retain highly skilled individuals with relevant experience. The compensation also is designed to reward the time and talent required to serve on the board of a company of our size and complexity. The Board seeks to provide sufficient flexibility in the form of compensation delivered to meet the needs of different individuals while ensuring that a substantial portion of directors’ compensation is linked to the long-term success of the Company.

Equity Compensation

Non-employee directors receive an annual grant of shares of Common Stock under the Company’s 2009 Stock Incentive Plan. The shares are fully vested at the time of grant; however, non-employee directors are subject to ownership guidelines that establish a minimum ownership standard and require that all net shares received in connection with a stock award, after selling shares to pay all applicable taxes, be held during their tenure as a director and for one year following termination of Board service. The grant of shares is generally made in two equal installments, and the number of shares issued is based on the market value of our Common Stock on the dates of grant, which historically have been January 15 and July 15 of each year. Due to tax planning considerations, in December 2012, the Nominating and Governance Committee recommended, and the Board approved, accelerated issuance of the non-employee directors’ annual stock award for 2013. As a result, on December 15, 2012, each non-employee director (with the exception of Ms. Holt, who was not yet a director) received a stock award valued at $130,000 on account of 2013 Board service. At the same time, Mr. Reum received an additional stock award valued at $100,000 for his service as Non-Executive Chairman of the Board in 2013. As a result, no equity compensation was delivered to the non-employee directors in 2013, with the exception of Ms. Holt, who received a stock award in the prorated amount of $54,174 when she joined the Board on January 28, 2013 and a stock award of $65,000 on July 15, 2013.

Cash Compensation

All non-employee directors receive an annual cash retainer for Board service and additional cash retainers for serving as a committee chair. Directors do not receive meeting fees in addition to the retainers. The cash retainers are generally payable in two equal installments in January and July of each year. However, due to tax planning considerations, in December 2012, the Nominating and Governance Committee recommended, and the Board approved, accelerated payment of the annual cash retainers for 2013 Board service in December 2012. As a result, no cash compensation was delivered to the non-employee directors in 2013, with the exception of Ms. Holt, who received a prorated amount of $43,750 when she joined the Board in January 2013, and $52,500 in

July 2013. The payments of the retainers are not subject to refund. The table below sets forth the cash retainers for 2013 that were paid in 2012:

Annual Retainer	$105,000
Annual Chair Retainers	$100,000 for Non-Executive Chairman
$25,000 for Audit Committee Chair
$20,000 for MD&C Committee Chair
$15,000 for Nominating and Governance Committee Chair
Other Annual Retainers	$10,000 for Special Committee

The table below shows the aggregate cash paid, and stock awards issued, to the non-employee directors in 2013 in accordance with the descriptions set forth above:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(1)(2)	Total ($)
Bradbury H. Anderson	0	0	0
Frank M. Clark, Jr.	0	0	0
Patrick W. Gross	0	0	0
Victoria M. Holt	96,250	119,174	215,424
John C. Pope	0	0	0
W. Robert Reum	0	0	0
Thomas H. Weidemeyer	0	0	0

(1)	As discussed above, payment of cash retainers and issuance of stock awards on account of 2013 Board service were accelerated and paid in December 2012, with the exception of the cash retainer and stock awards issued to Ms. Holt, who joined the Board in January 2013.

(2)	Amounts in this column represent the grant date fair value of stock awards granted in 2013, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The grant date fair value of the awards is equal to the number of shares issued multiplied by the average of the high and low market price of our Common Stock on each date of grant; there are no assumptions used in the valuation of shares.

ELECTION OF DIRECTORS

(ITEM 1 ON THE PROXY CARD)

The first proposal on the agenda is the election of eight directors to serve until the 2015 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified. The Board has nominated the eight director candidates named below, and recommends that you vote FOR their election. If any nominee is unable or unwilling to serve as a director, which we do not anticipate, the Board, by resolution, may reduce the number of directors that constitute the Board or may choose a substitute. To be elected, a director must receive a majority of the votes cast with respect to that director at the meeting. Our By-laws provide that if the number of shares voted “for” any director nominee does not exceed 50% of the votes cast with respect to that director, he will tender his resignation to the Board of Directors. The Nominating and Governance Committee will then make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken.

The table below shows all of our director nominees; their ages, terms of office on our Board; experience within the past five years; and their qualifications we considered when inviting them to join our Board as well as nominating them for re-election. We believe that, as a general matter, our directors’ past five years of experience gives an indication of the wealth of knowledge and experience these individuals have and that we considered; however, we have also indicated the specific skills and areas of expertise we believe makes each of these individuals a valuable member of our Board.

Director Nominees

Director	Qualifications
Bradbury H. Anderson, 64 Director since 2011

Vice Chairman and Chief Executive Officer — Best Buy Co., Inc. (multinational retailer of technology and entertainment products and services) from 2002 to 2009; President and Chief Operating Officer of Best Buy from 1991 to 2002.

Director of General Mills, Inc. since 2007.

Director of Best Buy Co., Inc. since June 2013.

Director of Carlson Companies, a private company, since July 2009.

Director of LightHaus Logic, Inc., a private corporation, since April 2012.

Mr. Anderson served in the positions of chief executive officer and chief operating officer of a large public retail company for several years, during a customer segmentation transformation, which provided him with extensive knowledge of management and operations of large public companies, including experience implementing customer focused strategies. He also has over 17 years of experience as a member of a public company board of directors.
Frank M. Clark, Jr., 68 Director since 2002

Chairman and Chief Executive Officer — ComEd (energy services company and subsidiary of Exelon Corporation) from November 2005 to February 2012; President — ComEd from 2001 to November 2005.

Executive Vice President and Chief of Staff — Exelon Corporation (public utility holding company) from 2004 to 2005; Senior Vice President — Exelon Corporation from 2001 to 2004.

Director of BMO Financial Corp., a private corporation, since 2005.

Director of Aetna, Inc. since 2006.

Mr. Clark served in executive positions at a large public utility company for over a decade, providing him with extensive experience and knowledge of large company management, operations and business critical functions. He also brings over 10 years of experience as a member of a public company board of directors.

Director	Qualifications
Patrick W. Gross, 69 Director since 2006

Chairman — The Lovell Group (private investment and advisory firm) since October 2001.

Director of Capital One Financial Corporation since 1995.

Director of Liquidity Services, Inc. since 2001.

Director of Career Education Corporation since 2005.

Director of Rosetta Stone, Inc. since 2009.

Director of Taleo Corporation from 2006 to 2012.

Mr. Gross was a founder of American Management Systems, Inc., a global business and information technology firm, where he was principal executive officer for over 30 years. As a result, he has extensive experience in applying information technology and advanced data analytics in global companies. His background, education and board service also provide him with expertise in finance and accounting. He also brings over 30 years of experience as a director on public company boards of directors.
Victoria M. Holt, 56 Director since 2013

Chief Executive Officer — Proto Labs, Inc. (online and technology-enabled quick-turn manufacturer) since February 2014.

President and Chief Executive Officer — Spartech Corporation (a leading producer of plastic sheet, compounds and packaging products) from September 2010 to March 2013.

Senior Vice President, Glass and Fiber Glass, PPG Industries, Inc. (a leading coatings and specialty products company) from May 2005 to September 2010.

Director of Watlow Electric Manufacturing Company, a private corporation, since December 2012.

Director of Spartech Corporation from 2005 to March 2013.

Ms. Holt has served in executive positions at public companies for many years, providing her with extensive knowledge about operations, management, logistical requirements and measuring financial performance of large public companies. Her background and education provide her with expertise in applying environmental solutions critical to our Company’s strategy.
John C. Pope, 64 Non-Executive Chairman of the Board from 2004 through 2011; Director since 1997

Chairman of the Board — PFI Group (private investment firm) since July 1994.

Director of R.R. Donnelley & Sons Company, or predecessor companies, since 1996.

Director of Kraft Foods Group, Inc., or predecessor companies, since 2001.

Director of Con-way, Inc., or predecessor companies, since 2003.

Director of Dollar Thrifty Automotive Group, Inc. from 1997 to 2012.

Director of Navistar International Corporation from 2012 to 2013.

Prior to his current service on the boards of multiple major corporations, Mr. Pope served in executive operational and financial positions at large airline companies for almost 20 years, providing him with extensive experience and knowledge of management of large public companies with large-scale logistical challenges, high fixed-cost structure and significant capital requirements. His background, education and board service also provide him with expertise in finance and accounting. Mr. Pope has served as a director on many public company boards of directors during the last 30 years.

Director	Qualifications
W. Robert Reum, 71 Non-Executive Chairman of the Board since January 2012; Director since 2003
Chairman, President and CEO — Amsted Industries Incorporated (diversified manufacturer for the railroad, vehicular and construction industries) since March 2001.	Mr. Reum has served as the chief executive of a private diversified manufacturing company for 13 years. He also served as Chairman, President and Chief Executive Officer of The Interlake Corporation, a public diversified metal products company, from 1991 to 1999. As a result, he has extensive management experience within a wide range of business functions. Mr. Reum also brings over 20 years of experience as a director on public company boards of directors.
David P. Steiner, 53 Chief Executive Officer and Director since 2004; President since June 2010

Executive Vice President and Chief Financial Officer from April 2003 to March 2004.

Director of TE Connectivity Ltd. (formerly Tyco Electronics Corporation) since 2007.

Director of FedEx Corporation since 2009.

Mr. Steiner is our President and Chief Executive Officer and, in that capacity, brings extensive knowledge of the details of our Company and its employees, as well as the front-line experiences of running our Company, to his service as a member of our Board. Mr. Steiner also brings his experience as a director of other major public companies.
Thomas H. Weidemeyer, 66 Director since 2005

Chief Operating Officer — United Parcel Service, Inc. (package delivery and supply chain services company) from 2001 to 2003; Senior Vice President — United Parcel Service, Inc. from 1994 to 2003.

President, UPS Airlines (UPS owned airline) from 1994 to 2003.

Director of NRG Energy, Inc. since 2003.

Director of The Goodyear Tire & Rubber Company since 2004.

Director of Amsted Industries Incorporated since 2007.

Mr. Weidemeyer served in executive positions at a large public company for several years. His roles encompassed significant operational management responsibility, providing him knowledge and experience in an array of functional areas critical to large public companies, including supply chain and logistics management. Mr. Weidemeyer also has over 12 years of experience as a director on public company boards of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE EIGHT NOMINEE DIRECTORS.

DIRECTOR AND OFFICER STOCK OWNERSHIP

Our Board of Directors has adopted stock ownership guidelines for our non-employee directors that require each director to hold Common Stock or share-based instruments valued at five times his annual cash retainer. Non-employee directors other than Mr. Reum currently are required to hold 17,500 shares, and Mr. Reum, as Chairman, currently is required to hold approximately 34,200 shares. Messrs. Clark, Gross, Pope and Weidemeyer have currently reached their required levels of ownership. There is no deadline set for non-employee directors to reach their ownership requirements; however, all non-employee directors must hold all net shares received in connection with a stock award, after selling shares to pay all applicable taxes, during their tenure as a director and for one year following termination of Board service.

Our executive officers, including Mr. Steiner, are also subject to stock ownership guidelines, as described in the Compensation Discussion and Analysis on page 36 of this Proxy Statement.

The Stock Ownership Table below shows the number of shares of Common Stock each director nominee and each executive officer named in the Summary Compensation Table on page 38 beneficially owned as of March 17, 2014, our record date for the annual meeting, as well as the number owned by all directors and executive officers as a group. The table also includes information about stock options currently exercisable or that will become exercisable within 60 days of our record date and phantom stock granted under various compensation and benefit plans.

These individuals, both individually and in the aggregate, own less than 1% of our outstanding shares as of the record date.

Security Ownership of Management

Name	Shares of Common Stock Owned(1)	Shares of Common Stock Covered by Exercisable Options(2)	Phantom Stock(3)
Bradbury H. Anderson(4)	11,891	0	0
Frank M. Clark, Jr.	24,845	0	0
Patrick W. Gross	18,036	0	0
Victoria M. Holt	4,527	0	0
John C. Pope(5)	46,503	0	0
W. Robert Reum	27,917	0	0
Thomas H. Weidemeyer	20,173	0	0
David P. Steiner(6)	648,694	1,094,474	72,858
James E. Trevathan, Jr.	186,332	269,934	0
James C. Fish, Jr.	12,400	99,443	0
Jeff M. Harris	48,758	188,962	0
John J. Morris, Jr.	4,231	51,259	0
All directors and executive officers as a group (21 persons)(7)	1,325,708	2,358,073	82,585

(1)	The table reports beneficial ownership in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The amounts reported above include 11,468 stock equivalents attributed to Mr. Steiner and 3,439 stock equivalents attributed to Mr. Fish based on their holdings in the Company’s Retirement Savings Plan stock fund.

(2)	The number of options includes options currently exercisable and options that will become exercisable within 60 days of our record date.

(3)

Executive officers may choose a Waste Management stock fund as an investment option under the Company’s 409A Deferral Savings Plan described in the Nonqualified Deferred Compensation table on page 43. Interests in the fund are considered phantom stock because they are equal in value to shares of our

Common Stock. Phantom stock receives dividend equivalents, in the form of additional phantom stock, at the same time that holders of shares of Common Stock receive dividends. The value of the phantom stock is paid out, in cash, at a future date selected by the executive. Phantom stock is not considered as equity ownership for SEC disclosure purposes; we have included it in this table because it represents an investment risk in the performance of our Common Stock.

(4)	The number of shares owned by Mr. Anderson includes 100 shares held by his wife.

(5)	The number of shares owned by Mr. Pope includes 435 shares held in trusts for the benefit of his children.

(6)	The number of shares owned by Mr. Steiner includes 343,294 shares held by Steiner Family Holdings, LLC. Mr. Steiner is the sole manager of this company. All of the shares held by Steiner Family Holdings, LLC are pledged as security for a loan.

(7)	Included in the “All directors and executive officers as a group” are 15,215 stock equivalents attributable to the executive officers’ collective holdings in the Company’s Retirement Savings Plan stock fund.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below shows information for persons known to us to beneficially own more than 5% of our Common Stock based on their filings with the SEC through March 17, 2014.

	Shares Beneficially Owned
Name and Address	Number		Percent(1)
Capital World Investors . 333 South Hope Street Los Angeles, CA 90071	41,007,953	(2)	8.8

William H. Gates III One Microsoft Way Redmond, WA 98052	29,894,579	(3)	6.4

Capital Research Global Investors 333 South Hope Street Los Angeles, CA 90071	29,847,220	(4)	6.4

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	24,994,272	(5)	5.4

(1)	Percentage is calculated using the number of shares of Common Stock outstanding as of March 17, 2014.

(2)	This information is based on a Schedule 13G/A filed with the SEC on February 13, 2014. Capital World Investors reports that it is deemed to be the beneficial owner of 41,007,953 shares of Common Stock as a result of acting as investment adviser to various investment companies. Capital World Investors disclaims beneficial ownership of all shares.

(3)	This information is based on a Schedule 13G/A filed with the SEC on February 14, 2013, which is the most recent Schedule 13G filed by the investor with respect to ownership of our Common Stock. Mr. Gates reports that he has sole voting and dispositive power over 11,260,907 shares of Common Stock held by Cascade Investment, L.L.C., as the sole member of such entity. Additionally, the Schedule 13G/A reports that Mr. Gates and Melinda French Gates share voting and dispositive power over 18,633,672 shares of Common Stock beneficially owned by Bill & Melinda Gates Foundation Trust.

(4)	This information is based on a Schedule 13G/A filed with the SEC on February 13, 2014. Capital Research Global Investors reports that it is deemed to be the beneficial owner of 29,847,220 shares of Common Stock as a result of acting as investment adviser to various investment companies. Capital Research Global Investors disclaims beneficial ownership of all shares.

(5)	This information is based on a Schedule 13G/A filed with the SEC on January 31, 2014. BlackRock, Inc. reports that it has sole voting power over 20,883,250 shares of Common Stock and sole dispositive power over 24,994,272 shares of Common Stock beneficially owned.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The federal securities laws require our executive officers and directors to file reports of their holdings and transactions in our Common Stock with the SEC and the New York Stock Exchange. Based on a review of the forms and written representations from our executive officers and directors, we believe that all applicable requirements were complied with in 2013, except that Mr. Morris failed to timely make one report on Form 4 relating to the transfer of funds (i) out of the Company stock fund of our Retirement Savings Plan and (ii) out of the Company stock fund of our 409A Deferral Savings Plan.

EXECUTIVE OFFICERS

The following is a listing of our current executive officers, other than Mr. Steiner, whose personal information is included in the Director Nominees section of this Proxy Statement on page 16, their ages and business experience for the past five years.

Name	Age	Positions Held and Business Experience for Past Five Years
David A. Aardsma	57	•Senior Vice President and Chief Sales and Marketing Officer since June 2011. •Senior Vice President, Sales and Marketing from January 2005 to June 2011.
Puneet Bhasin	51

•Chief Information Officer and Senior Vice President, Technology, Logistics and Customer Service since August 2012.

•Senior Vice President and Chief Information Officer from December 2009 to August 2012.

•Senior Vice President — Global Product & Technology, Monster Worldwide (provider of global online employment solutions) from April 2005 to November 2009.

William K. Caesar	48

•President, WM Recycle America, L.L.C., a wholly-owned subsidiary of the Company, since January 2012.

•Chief Strategy Officer from July 2010 to January 2012.

•Principal, McKinsey & Company (global management consulting firm) from July 2003 to June 2010.

Barry H. Caldwell	53	•Senior Vice President — Government Affairs and Corporate Communications since September 2002.
Don P. Carpenter	53	•Vice President and Chief Accounting Officer since August 2012. •Vice President — Tax from May 2002 to August 2012.
James C. Fish, Jr.	51

•Executive Vice President and Chief Financial Officer since August 2012.

•Senior Vice President, Eastern Group from June 2011 to August 2012.

•Area Vice President, Pennsylvania and West Virginia Area from January 2009 to June 2011.

•Market Area General Manager, Western Pennsylvania and West Virginia Market Area from February 2008 to January 2009.

Jeff M. Harris	59	•Senior Vice President — Field Operations since July 2012. •Senior Vice President — Midwest Group from April 2006 to July 2012.
John J. Morris, Jr.	44

•Senior Vice President — Field Operations since July 2012.

•Chief Strategy Officer from March 2012 to July 2012.

•Area Vice President — Greater Mid-Atlantic Area from July 2011 to March 2012.

•Area Vice President — Waste Management of New Jersey from February 2007 to July 2011.

Devina A. Rankin	38	•Vice President and Treasurer since August 2012. •Assistant Treasurer from June 2010 to August 2012. •Senior Manager of Financial Reporting from July 2007 to June 2010.
Mark E. Schwartz	56	•Senior Vice President — Human Resources since May 2012. •Vice President and Assistant General Counsel — Labor and Employment from December 2000 to May 2012.

Name	Age	Positions Held and Business Experience for Past Five Years
James E. Trevathan, Jr.	61

•Executive Vice President and Chief Operating Officer since July 2012.

•Executive Vice President — Growth, Innovation and Field Support from June 2011 to July 2012.

•Senior Vice President — Southern Group from July 2007 to June 2011.

Mark A. Weidman	57	•President of Wheelabrator Technologies Inc., a wholly-owned subsidiary of the Company, since March 2006.
Rick L Wittenbraker	66	•Senior Vice President and General Counsel since November 2003. •Chief Compliance Officer from November 2003 to September 2013.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The objective of our executive compensation program is to attract, retain, reward and incentivize exceptional, talented employees who will lead the Company in the successful execution of its strategy. The Company seeks to accomplish this goal by designing a compensation program that is supportive of and aligns with the strategy of the Company and the creation of stockholder value, while discouraging excessive risk-taking. The following key structural elements and policies further the objective of our executive compensation program:

•	a substantial portion of executive compensation is linked to Company performance, through annual cash incentive performance criteria and long-term equity-based incentive awards. As a result, our executive compensation program provides for a significant difference in total compensation in periods of above-target Company performance as compared to periods of below-target Company performance. In 2013, our performance-based annual cash incentive and long-term equity-based incentive awards comprised approximately 87% of total target compensation for our President and Chief Executive Officer and approximately 74% of total target compensation for our other currently-serving named executives;

•	performance-based awards include threshold, target and maximum payouts correlating to a range of performance goals and are based on a variety of indicators of performance, which limits risk-taking behavior;

•	our compensation mix targets approximately 50% of total compensation of our named executives (and approximately 70% in the case of our President and Chief Executive Officer) to result from long-term equity awards, which aligns executives’ interests with those of stockholders;

•	performance stock units’ three-year performance period, as well as stock options’ vesting over a three-year period, link executives’ interests with long-term performance and reduce incentives to maximize performance in any one year;

•	all of our named executive officers are subject to stock ownership requirements, which we believe demonstrates a commitment to, and confidence in, the Company’s long-term prospects;

•	the Company has clawback provisions in its equity award agreements and recent employment agreements, as well as a general clawback policy, designed to recoup compensation in certain cases when cause and/or misconduct are found;

•	our executive officer severance policy implemented a limitation on the amount of benefits the Company may provide to its executive officers under severance agreements entered into after the date of such policy; and

•	the Company has adopted a policy that prohibits it from entering into new agreements with executive officers that provide for certain death benefits or tax gross-up payments.

2013 Company Performance and Compensation Results

Every day, we are helping industries, communities and individuals reduce, reuse and remove waste better through sound sustainability strategies. We have a precise day-to-day focus on collecting and handling our customers’ waste efficiently and responsibly. Meanwhile, we are also developing and implementing new ways to handle and extract value from waste. Drawing on our resources and experience, we actively pursue projects and initiatives that benefit the waste industry, the customers and communities we serve and the environment. We are also committed to providing long-term value to our stockholders by successfully executing on our strategic goals of optimizing our business, knowing and servicing the customer better than anyone else, and extracting more value from the materials we handle.

In furtherance of these goals, we experienced notably stronger free cash flow in 2013 when compared to 2012 due to improvements in cash flow from operations, primarily as a result of our pricing discipline. In 2013, our internal revenue growth from yield was at its highest level for the year in the fourth quarter and greater than 2.0% for the full year for the first time since 2010. Our cash flow also benefitted from our increased focus on capital spending management, and we continued to see the anticipated benefits from our cost savings programs, including lower selling, general and administrative costs when compared to 2012. Further, we increased the amount we returned to stockholders in 2013 compared to 2012 by increasing our dividend and repurchasing shares. Our fourth quarter and full year results for 2013 laid a foundation that we expect will benefit us in 2014, allowing us to focus on generating solid earnings and cash flow driven by increased yield and cost controls. The Company also expects to continue to use free cash flow to pay dividends, repurchase shares, reduce debt and make appropriate acquisitions and investments in the traditional solid waste business.

In line with the Company’s financial results, the following is a summary of the 2013 compensation program results:

•	after holding base salaries flat in 2012, the Company granted a three percent merit increase to base salaries in 2013, with additional increases as necessary in limited cases to better reflect an executive’s recent promotion and contribution.

•	Company performance on annual cash incentive performance measures for named executive officers exceeded the target level for each measure. As a result, each of the named executives received an annual cash incentive payment for fiscal year 2013 equal to 153.7% of target.

•	the Company generated a return on invested capital, for purposes of performance goals associated with our performance share units (“PSUs”) granted in 2011, that was above threshold for the three-year performance period ended December 31, 2013 but below target, resulting in a 60.45% payout on the PSUs in shares of Common Stock.

The 2013 results continue to reinforce our emphasis on performance-based compensation. The MD&C Committee strives to establish performance goals that are challenging, but attainable, and the MD&C Committee remains dedicated to the principle that executive compensation should be substantially linked to Company performance. Accordingly, the compensation of the Company’s executive officers set forth in the Summary Compensation Table of this Proxy Statement, whom we refer to as the “named executive officers” or “named executives,” evidences our commitment to pay for performance.

Consideration of Stockholder Advisory Vote

The MD&C Committee established the 2013 compensation plan in early 2013, before the stockholder advisory vote on executive compensation in May 2013. However, the MD&C Committee noted the results of the advisory stockholder votes in May 2012 and May 2011, with 96% and 97%, respectively, of shares present and entitled to vote at the annual meeting voting in favor of the Company’s executive compensation, and has since noted the results of the May 2013 advisory stockholder vote, with 97% of shares present and entitled to vote at the annual meeting voting in favor of the Company’s executive compensation. Accordingly, the results of the stockholder advisory vote have not caused the MD&C Committee to recommend any changes to our compensation practices.

2014 Compensation Program Preview

The Company continues to adapt its compensation program to best support our strategy and the accomplishment of our goals. As a result, the MD&C Committee has approved the following elements for our executive compensation program for 2014:

•

Annual Cash Incentive Performance Measures:    In 2014, we will retain the Income from Operations Margin performance measure from the 2013 annual cash incentive program, and we have reincorporated our prior Income from Operations excluding Depreciation and Amortization performance measure; each of these two measures will be weighted 25%. We have revised the cost control performance measure for 2014, which will be weighted 50%, to focus on Operating Expense as a percent of Net Revenue.

•	Allocation of Long-Term Incentive Plan Awards: As in 2013, the total value of each named executive’s annual long-term incentive plan award for 2014 will continue to be allocated 80% to performance share units and 20% to stock options.

•	Performance Share Unit Performance Goals: As in 2013, half of the performance share units granted in 2014 will be subject to a performance measure based on total shareholder return relative to the S&P 500. The remaining half of all performance share units granted in 2014 will be subject to a performance measure based on free cash flow over the performance period. All performance share units will continue to have a three-year performance period.

Our Compensation Philosophy for Named Executive Officers

The Company’s compensation philosophy is designed to:

•	Attract and retain exceptional employees through competitive compensation opportunities;

•	Encourage and reward performance through substantial at-risk performance-based compensation; and

•	Align our decision makers’ long-term interests with those of our stockholders through emphasis on equity ownership.

Additionally, our compensation philosophy is intended to encourage executives to embrace the change necessary to achieve the Company’s goals and to lead the Company in setting aspirations that will drive a change in Company-wide culture.

With respect to our named executive officers, the MD&C Committee believes that total direct compensation at target should be in a range around the competitive median according to the following:

•	Base salaries should be paid within a range of plus or minus 10% around the competitive median, but attention must be given to individual circumstances, including strategic importance of the named executive’s role, the executive’s experience and individual performance;

•	Short-term incentive opportunities should be within a range of plus or minus 15% around the competitive median; and

•	Long-term incentive and total direct compensation opportunities should be within a range of plus or minus 20% around the competitive median.

Overview of Elements of Our 2013 Compensation Program

Timing	Component	Purpose	Key Features

Current	Base Salary	To attract and retain executives with a competitive level of regular income	Adjustments to base salary primarily consider competitive market data and the executive’s individual performance and responsibilities.

Short-Term Performance Incentive	Annual Cash Incentive	To encourage and reward contributions to our annual financial objectives through performance-based compensation subject to challenging, objective and transparent metrics

Cash incentives are targeted at a percentage of base salary and could range from zero to 200% of target based on the following performance measures:

•    Income from Operations Margin – motivates employees to control and lower costs and operate efficiently – weighted 25%;

•    Income from Operations, excluding Depreciation and Amortization, less Capital Expenditures – designed to encourage disciplined capital spending – weighted 25%; and

•    Selling, General & Administrative, or SG&A, Expense – increases our focus on controlling costs – weighted 50% and subject to a “gate” that requires Operating Expense as a percentage of Net Revenue to be equal to or better than a target based on 2012 performance.

The MD&C Committee has discretion to increase or decrease an individual’s payment by up to 25% based on individual performance, but such modifier has never been used to increase a payment to a named executive.

Long-Term Performance Incentives	Performance Share Units	To encourage and reward building long-term stockholder value through profitable allocation of capital; To retain executives; and To increase stockholder alignment through executives’ stock ownership

Number of shares delivered can range from zero to 200% of the initial target grant based on performance over a three-year performance period.

Payout on 50% of each executives’ PSUs granted in 2013 are dependant on return on invested capital, or ROIC, and payout on the remaining 50% of PSUs granted in 2013 are dependant on total shareholder return relative to the S&P 500, or TSR.

PSUs earn dividend equivalents that are paid at the end of the performance period based on the number of shares actually awarded.

Recipients can defer the receipt of shares, which are paid out in shares of Common Stock, without interest, at the end of the deferral period.

Stock Options

To support the growth element of the Company’s strategy and encourage and reward stock price appreciation over the long-term;

To retain executives; and

To increase stockholder alignment through executives’ stock ownership

Stock options vest in 25% increments on the first two anniversaries of the date of grant and the remaining 50% vest on the third anniversary.

Exercise price is the average of the high and low market price of our Common Stock on the date of grant.

Stock options have a term of ten years.

Post-Employment and Change-in-Control Compensation.    The compensation our named executives receive post-employment is based on provisions included in individual equity award agreements, retirement plan documents and employment agreements. Our equity award agreements generally provide that an executive forfeits unvested awards if he or she voluntarily terminates employment. We enter into employment agreements with our named executive officers because they encourage continuity of our leadership team, which is particularly valuable as leadership manages the Company through the change needed to successfully implement our business strategy. Employment agreements also provide a form of protection for the Company through restrictive covenant provisions, and they provide the individual with comfort that he will be treated fairly in the event of a termination not for cause or under a change-in-control situation. The change-in-control provision included in each named executive officer’s agreement requires a double trigger in order to receive any payment in the event of a change-in-control situation. First, a change-in-control must occur, and second, the individual must terminate employment for good reason or the Company must terminate employment without cause within six months prior to or two years following the change-in-control event. Our stock option awards are also subject to double trigger vesting in the event of a change-in-control situation. Performance share units will be paid out in cash on a prorated basis based on actual results achieved through the end of the fiscal quarter prior to a change-in-control. Thereafter, the executive would typically receive a replacement award of restricted stock units in the successor entity. Restricted Stock Units (“RSUs”), which are not routinely a component of our executive compensation program, vest upon a change-in-control, unless the successor entity converts the awards to equivalent grants in the successor. Provided, however, such converted RSU awards will vest in full if the executive is terminated without cause following the change-in-control. We believe providing change-in-control protection encourages our named executives to pursue and facilitate change-in-control transactions that are in the best interests of stockholders while not granting executives an undeserved windfall.

Deferral Plan.    Each of our named executive officers is eligible to participate in our 409A Deferral Savings Plan. The plan was amended and restated effective January 1, 2014 to restrict deferral of base salary and cash incentives to annual compensation in excess of $255,000 (as such amount may be revised under Section 402(a)(17) of the Internal Revenue Code of 1985, as amended, the “Limit”). Accordingly, the plan currently provides that eligible employees may defer for payment at a future date (i) up to 25% of base salary and up to 100% of annual cash incentives payable after such employee’s compensation for the year reaches the Limit; (ii) receipt of any RSUs; and (iii) receipt of any PSUs. The Company match provided under the Deferral Plan is dollar for dollar on the employee’s salary and bonus deferrals, up to 3% of the employee’s compensation in excess of the Limit, and fifty cents on the dollar on the employee’s salary and bonus deferrals, up to 6% of the employee’s compensation in excess of the Limit. Additional deferral contributions will not be matched but will be tax-deferred. Amounts deferred under this plan are allocated into accounts that mirror selected investment funds in our 401(k) plan, although the amounts deferred are not actually invested in the funds. In prior years, participants could elect to receive distribution of deferred compensation (i) in a lump sum on a future date on or after termination of employment or retirement or (ii) in annual installments over up to ten years, to begin after any future date or age specified by the employee. Under the amended and restated plan, participating employees can generally elect to receive distributions commencing six months after the employee leaves the Company in the form of annual installments or a lump sum payment. We believe that providing a program that allows and encourages planning for retirement is a key factor in our ability to attract and retain talent. Additional details on the plan can be found in the Nonqualified Deferred Compensation table and the footnotes to the table on page 43.

Perquisites.    Based on a security assessment by an outside consultant, for security purposes, the Company requires the President and Chief Executive Officer to use the Company’s aircraft for business and personal use whenever reasonably possible. Use of the Company’s aircraft is permitted for other employees’ personal use only with Chief Executive Officer approval in special circumstances, which seldom occurs. The value of our named executives’ personal use of the Company’s airplanes is treated as taxable income to the respective executive in accordance with IRS regulations using the Standard Industry Fare Level formula. This is a different amount than we disclose in the Summary Compensation Table, which is based on the SEC requirement to report the incremental cost to us of their use.

Following the promotion of Mr. James Fish as Executive Vice President and Chief Financial Officer in August of 2012, Mr. Fish was permitted limited personal use of the Company’s aircraft to facilitate travel to and from the Company’s headquarters in Houston and his home in Pittsburgh, where he led the Company’s Eastern Group prior to his promotion. Mr. Fish and Mr. Morris recently relocated to Houston, and the Company provided each of them with relocation assistance in 2013. The Company believes these are appropriate business expenditures that benefited the Company, while recognizing these benefits are likely considered perquisites by the SEC.

We also reimburse the cost of physical examinations for our senior executives, as we believe it is beneficial to the Company to facilitate its executives receiving preventive healthcare. Other than as described in this section, we have eliminated all perquisites for our named executive officers.

Our Named Executive Officers

Our named executive officers for 2013 are:

•	Mr. David Steiner – has served Waste Management as Chief Executive Officer since 2004 and President since June 2010.

•	Mr. James Trevathan – was promoted to the position of Executive Vice President and Chief Operating Officer in July 2012.

•	Mr. James Fish – was promoted to the position of Executive Vice President and Chief Financial Officer in August 2012.

•	Mr. Jeff Harris – was promoted to the position of Senior Vice President – Field Operations in July 2012.

•	Mr. John Morris – was promoted to the position of Senior Vice President – Field Operations in July 2012.

How Named Executive Officer Compensation Decisions are Made

The MD&C Committee meets several times each year to perform its responsibilities as delegated by the Board of Directors and as set forth in the MD&C Committee’s charter. These responsibilities include evaluating and approving the Company’s compensation philosophy, policies, plans and programs for our named executive officers.

In the performance of its duties, the MD&C Committee regularly reviews the total compensation, including the base salary, target annual cash incentive award opportunities, long-term incentive award opportunities and other benefits, including potential severance payments for each of our named executive officers. At a regularly scheduled meeting each year, the MD&C Committee reviews our named executives’ total compensation and compares that compensation to the competitive market, as discussed below. In the first quarter of each year, the MD&C Committee meets to determine salary increases, if any, for the named executive officers; verifies the results of the Company’s performance for annual cash incentive and performance share unit calculations; reviews the individual annual cash incentive targets for the current year as a percent of base salary for each of the named executive officers; and makes decisions on granting long-term equity awards.

Compensation Consultant.    The MD&C Committee uses several resources in its analysis of the appropriate compensation for the named executive officers. The MD&C Committee selects and employs an independent consultant to provide advice relating to market and general compensation trends. The MD&C Committee also uses the services of its independent consultant for data gathering and analyses. The MD&C Committee has retained Frederic W. Cook & Co., Inc. as its independent consultant since 2002. The Company makes regular payments to Frederic W. Cook for its services around executive compensation, including meeting preparation and attendance, advice, and best practice information, as well as competitive data. Information about such payments is submitted to the chair of the MD&C Committee.

In addition to services related to executive compensation, Frederic W. Cook also provides the MD&C Committee information and advice considered when recommending compensation of the independent directors. Frederic W. Cook has no other business relationships with the Company and receives no other payments from the Company. The MD&C Committee adopted a written policy to ensure the independence of any compensation consultants it uses for executive compensation matters. The MD&C Committee has considered the independence of Frederic W. Cook in light of SEC rules and New York Stock Exchange listing standards. In connection with this process, the MD&C Committee has reviewed, among other items, a letter from Frederic W. Cook addressing the independence of Frederic W. Cook and the members of the consulting team serving the MD&C Committee, including the following factors: (i) other services provided to us by Frederic W. Cook, (ii) fees paid by us as a percentage of Frederic W. Cook’s total revenue, (iii) policies or procedures of Frederic W. Cook that are designed to prevent conflicts of interest, (iv) any business or personal relationships between the senior advisor of the consulting team with a member of the MD&C Committee, (v) any Company stock owned by the senior advisor or any member of his immediate family, and (vi) any business or personal relationships between our executive officers and the senior advisor. The MD&C Committee discussed these considerations and concluded that the work performed by Frederic W. Cook and its senior advisor involved in the engagement did not raise any conflict of interest.

Role of CEO and Human Resources.    Mr. Steiner contributes to compensation determinations by assessing the performance of the other named executive officers and providing these assessments with recommendations to the MD&C Committee. Personnel within the Company’s Human Resources Department assist the MD&C Committee by working with the independent consultant to provide information requested by the MD&C Committee and assisting it in designing and administering the Company’s incentive programs.

Peer Company Comparisons.    The MD&C Committee uses compensation information of comparison groups of companies to gauge the competitive market, which is relevant for attracting and retaining key talent and for ensuring that the Company’s compensation practices are aligned with prevalent practices. For purposes of establishing the 2013 executive compensation program, the MD&C Committee considered a competitive analysis of total direct compensation levels and compensation mixes for our executive officers during the second half of 2012, using information from:

•	Size-adjusted median compensation data from two general industry surveys in which management annually participates; the Aon Hewitt 2012 Total Compensation Measurement (TCM) survey and the Towers Watson 2012 Compensation Data Bank (CDB) survey. The AonHewitt TCM survey includes over 350 companies ranging in size from $500 million to over $100 billion in annual revenue. The Towers Watson CDB survey includes over 435 organizations ranging in size from $250 million to over $100 billion in annual revenue. Data selected from these surveys is scoped based on Company revenue; and

•	Median compensation data from a comparison group of 19 publicly traded U.S. companies, described below.

The comparison group of companies is initially recommended by the independent consultant prior to the actual data gathering process, with input from management and the MD&C Committee. The composition of the group is evaluated and a final comparison group of companies is approved by the MD&C Committee each year. The selection process for the comparison group begins with all companies in the Standard & Poor’s North American database that are publicly traded U.S. companies in 16 different Global Industry Classifications. These industry classifications are meant to provide a collection of companies in industries that share similar characteristics with Waste Management. The companies are then limited to those with at least $5 billion in annual revenue to ensure appropriate comparisons, and further narrowed by choosing those with asset intensive domestic operations, as well as those focusing on transportation and logistics. Companies with these characteristics are chosen because the MD&C Committee believes that it is appropriate to compare our executives’ compensation with executives that have similar responsibilities and challenges at other companies. Prior to establishing compensation for 2013, the MD&C Committee received a statistical analysis of the growth profile, profitability profile, size and shareholder return of all companies in the comparison group to verify that the Company is appropriately positioned versus the comparison group. The comparison group used for consideration of 2013 compensation is set forth below, including the Company’s composite percentile ranking among the companies in the comparison group based on statistical measures. For purposes of this table, “size” is based on numerous factors as of December 31, 2011; “profitability” and “growth” are based on numerous factors measured over a one-year period and three-year period ended December 31, 2011; and “TSR” is based on the companies’ average TSR percentile ranking for a one-year period and three year-period as of December 31, 2011. This table is provided to reflect how the MD&C Committee confirmed that the Company was appropriately positioned within its peer group for purposes of establishing 2013 compensation during 2012; as a result, the information below does not reflect the Company’s performance for 2013.

Company Name	Composite Percentile Rank
	Size	Profitability	Growth	TSR
American Electric Power	56%	51%	59%	61%
Avis Budget Group	9%	0%	22%	53%
Baker Hughes	68%	45%	63%	42%
C.H. Robinson WW	12%	69%	48%	25%
CSX	57%	67%	50%	61%
Entergy	43%	50%	23%	36%
Fedex	80%	56%	77%	25%
Grainger (WW)	19%	72%	70%	97%
Halliburton	76%	78%	66%	44%
Hertz	23%	8%	30%	47%
Nextera Energy	65%	52%	35%	58%
Norfolk Southern	55%	66%	41%	72%
Republic Services	35%	26%	67%	25%
Ryder System	12%	17%	37%	53%
Southern	81%	57%	46%	72%
Southwest Airlines	38%	12%	51%	0%
Sysco	49%	63%	30%	44%
Union Pacific	85%	79%	62%	81%
UPS	85%	82%	55%	53%
Waste Management	47%	48%	26%	22%

The general industry data and the comparison group data are blended when composing the competitive analysis, when possible, such that the combined general industry data and the comparison group are each weighted 50%. The competitive analysis showed that the Company’s named executives’ 2013 total direct compensation opportunities were positioned at median for our President and Chief Executive Officer and did not exceed the median range for our other named executive officers. For competitive comparisons, the MD&C Committee has determined that total direct compensation packages for our named executive officers within a range of plus or minus 20% of the median total compensation of the competitive analysis is appropriate. In making these determinations, total direct compensation consists of base salary, target annual cash incentive, and the annualized grant date fair value of long-term equity incentive awards.

Allocation of Compensation Elements and Tally Sheets.    The MD&C Committee considers the forms in which total compensation will be paid to executive officers and seeks to achieve an appropriate balance between base salary, annual cash incentive compensation and long-term incentive compensation. The MD&C Committee determines the size of each element based primarily on comparison group data and individual and Company performance. The percentage of compensation that is contingent on achievement of performance criteria typically increases in correlation to an executive officer’s responsibilities within the Company, with performance-based incentive compensation making up a greater percentage of total compensation for our most senior executive officers. Additionally, as an executive becomes more senior, a greater percentage of the executive’s compensation shifts away from short-term to long-term incentive awards.

The MD&C Committee uses tally sheets to review the compensation of our named executive officers, which show the cumulative impact of all elements of compensation. These tally sheets include detailed information and dollar amounts for each component of compensation, the value of all equity held by each named executive, and the value of welfare and retirement benefits and severance payments. Tally sheets provide the MD&C Committee with the relevant information necessary to determine whether the balance between long-term and short-term compensation, as well as fixed and variable compensation, is consistent with the overall compensation philosophy of the Company. This information is also useful in the MD&C Committee’s analysis of whether total direct compensation provides a compensation package that is appropriate and competitive. Tally sheets are provided annually to the full Board of Directors.

The following charts display the allocation of total 2013 compensation among base salary, annual cash incentive at target and long-term incentives at target for (a) our President and Chief Executive Officer and (b) our other named executives, on average. These charts reflect the MD&C Committee’s 2013 desired total mix of compensation for named executives, which includes 48% of total compensation relating to long-term equity, while long-term equity comprises approximately 69% of Mr. Steiner’s total compensation. These charts also reflect that approximately 87% of Mr. Steiner’s target total compensation in 2013 was performance-based, while approximately 74% of the target total compensation for 2013 for the other named executives was performance-based. We consider stock options granted under our long-term incentive plan to be performance-based because their value will increase as the market value of our Common Stock increases.

President and Chief Executive Officer	Other Named Executives (on average)

Internal Pay Equity.    The MD&C Committee considers the differentials between compensation of the individual named executive officers, as well as the additional responsibilities of the President and Chief Executive Officer compared to the other executive officers. Internal comparisons are also made between executive officers and their direct reports. The MD&C Committee confirms that the compensation paid to executive officers is reasonable compared to that of their direct reports, while recognizing that an executive’s actual total compensation, as a multiple of the total compensation of his or her subordinates, will increase in periods of above-target performance and decrease in times of below-target performance.

Tax and Accounting Matters.    Section 162(m) of the Internal Revenue Code of 1985, as amended (“Code Section 162(m)”), denies a compensation deduction for federal income tax purposes for certain compensation in excess of $1 million per person paid in any year to our President and Chief Executive Officer and our other three highest paid executives. “Performance-based” compensation meeting specified standards is deductible without regard to the $1 million cap. We design our compensation plans to be tax efficient for the Company where possible. However, our MD&C Committee reserves the right to structure the compensation of our executive officers without regard for whether the compensation is fully deductible if, in the MD&C Committee’s judgment, it is in the best interests of the Company and stockholders to do so.

The annual cash incentive plan is designed to comply with the performance-based compensation exemption under Code Section 162(m) by allowing the MD&C Committee to set performance criteria for payments, which may not exceed the predetermined amount of 0.5% of the Company’s pre-tax income from operations per participant. Our performance share unit awards are also intended to meet the qualified performance-based compensation exception under Code Section 162(m).

Section 409A of the Internal Revenue Code of 1986, as amended (“Code Section 409A”), generally provides that any deferred compensation arrangement which does not meet specific requirements will result in immediate taxation of any amounts deferred to the extent not subject to a substantial risk of forfeiture. In general, to avoid a Code Section 409A violation, amounts deferred may only be paid out on separation from service, disability, death, a specified time or fixed schedule, a change-in-control or an unforeseen emergency. Furthermore, the election to defer generally must be made in the calendar year prior to performance of services. We intend to structure all of our compensation arrangements, including our Deferral Plan, in a manner that complies with or is exempt from Code Section 409A.

We account for stock-based payments, including stock options and PSUs, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation. The MD&C

Committee takes into consideration the accounting treatment under ASC Topic 718 when determining the form and amount of annual long-term equity incentive awards. However, because our long-term equity incentive awards are based on a target dollar value established prior to grant (described in further detail under “Named Executives’ 2013 Compensation Program and Results — Long-Term Equity Incentives”), this “value” will differ from the grant date fair value of awards calculated pursuant to ASC Topic 718.

Risk Assessment.    The MD&C Committee uses the structural elements set forth in the Executive Summary earlier to establish compensation that will provide sufficient incentives for named executive officers to drive results while avoiding unnecessary or excessive risk taking that could harm the long-term value of the Company. During 2013, the MD&C Committee reviewed the Company’s compensation policies and practices and the assessment and analysis of related risk conducted by the independent compensation consultant. Based on this review and analysis, the MD&C Committee and the independent compensation consultant concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Consideration of Stockholder Advisory Vote on Executive Compensation.    The MD&C Committee reviews the results of the stockholder advisory vote on executive compensation and considers any implications of such voting results on the Company’s compensation programs. In light of the very high percentage of shares present and entitled to vote at the annual meeting voting in favor of the Company’s executive compensation the past three years, the results of the stockholder advisory votes have not caused the MD&C Committee to recommend any changes to our compensation practices.

Named Executives’ 2013 Compensation Program and Results

Base Salary

After foregoing base salary increases in 2012 to support the Company’s cost saving initiatives, the Company granted a three percent increase to base salary in the Spring of 2013, in line with the Company-wide budget. Certain additional base salary increases were granted to Messrs. Trevathan and Morris upon consideration of competitive market data and as necessary to better reflect the executive’s recent promotion and contribution. The table below shows 2012 base salary, percent increase and 2013 base salary for each of our named executive officers.

Named Executive Officer	2012 Base Salary	Percent Increase	2013 Base Salary
Mr. Steiner	$1,127,500	3.0%	$1,161,325
Mr. Trevathan	$566,298	6.0%	$600,000
Mr. Fish	$500,000	3.0%	$515,000
Mr. Harris	$536,278	3.0%	$552,366
Mr. Morris	$400,000	18.8%	$475,000

Annual Cash Incentive

•	Annual cash incentives were dependant on the following performance measures: Income from Operations as a percentage of Revenue, or Income from Operations Margin (25%); Income from Operations, excluding Depreciation and Amortization, less Capital Expenditures, or Cash Flow Measure (25%); and SG&A Expense, or Cost Measure (50%).

•	Each of the named executives received an annual cash incentive payment in March 2014 for fiscal year 2013 equal to 153.7% of target.

For purposes of 2013 annual cash incentives for named executives, performance is measured using the Company’s consolidated results of operations. The table below details the Company-wide performance measures set by the MD&C Committee for the named executive officers in 2013.

	Threshold Performance (60% Payment)	Target Performance (100% Payment)	Maximum Performance (200% Payment)
Income from Operations Margin	14.6%	15.0%	16.0%
Income from Operations excluding Depreciation and Amortization, less Capital Expenditures (Cash Flow Measure)	$1.80 billion	$1.95 billion	$2.12 billion
SG&A Expense (Cost Measure)*	$1.55 billion	$1.498 billion	$1.40 billion

*	This Cost Measure was subject to a gate; Operating Expense as a percentage of Net Revenue was required to be equal to or less than 53% before any payout could be earned on this measure. The Company successfully cleared this gate, with 2013 Operating Expense constituting 53% of Net Revenue, after adjustment for certain items discussed below.

The following table sets forth the Company’s performance achieved on each of the annual cash incentive performance measures and the payout earned on account of such performance.

Income from Operations Margin (weighted 25%)		Cash Flow Measure (weighted 25%)		Cost Measure (weighted 50%)		Total Payout Earned (as a percentage of Target)
Actual	Payout Earned	Actual	Payout Earned	Actual	Payout Earned
15.07%	106.6%	$2.13 billion	200%	$1.44 billion	154%	153.7%

In determining actual performance achieved for the annual incentive plan’s financial performance goals, the MD&C Committee has discretion to make adjustments to the calculations for unusual or otherwise non-operational matters that it believes do not accurately reflect results of operations expected from management for annual cash incentive purposes. In 2013, the calculation of performance on the Income from Operations Margin Measure and the Cash Flow Measure was adjusted to exclude the effects of (i) certain asset impairments and restructuring charges; (ii) costs related to integration of the acquired Greenstar business; (iii) changes in ten-year Treasury rates, which are used to discount remediation reserves; (iv) labor disruption costs and litigation settlements; and (v) the accounting reclassification of labor costs associated with the Oakleaf business. The calculation of performance on the Cost Measure was adjusted to exclude the effects of (i) certain costs related to the acquisition of RCI and (ii) litigation settlements. Operating Expense as a percentage of Net Revenue, which served as a “gate” for the Cost Measure, was adjusted to exclude the effects of (i) the acquisition and operations of the Greenstar business; (ii) changes in ten-year Treasury rates, which are used to discount remediation reserves; (iii) withdrawal from underfunded multiemployer pension plans; and (iv) the accounting reclassification of labor costs associated with the Oakleaf business. Adjustments are not made to forgive poor performance, and the MD&C Committee considers both positive and negative adjustments to results. Adjustments are made to ensure that rewards are aligned with the right business decisions and are not influenced by potential short-term gain or impact on cash incentives.

Target annual cash incentives are a specified percentage of the executives’ base salary. The following table shows each named executive’s target percentage of base salary for 2013 and annual cash incentive for 2013 paid in March 2014.

Named Executive Officer	Target Percentage of Base Salary	Annual Cash Incentive For 2013*
Mr. Steiner**	135	$2,387,194
Mr. Trevathan**	85	$769,756
Mr. Fish	85	$666,540
Mr. Harris	75	$630,795
Mr. Morris	75	$519,843

*	Base salary increases for 2013 were not implemented until Spring of 2013; accordingly, the calculation of annual cash incentive payouts, as a percentage of base salary, was prorated to take account of the named executive’s actual base salary received during 2013.

**	For 2013, the target percentage of base salary was increased from 115% to 135% and from 75% to 85% for Messrs. Steiner and Trevathan, respectively. These changes were made to better position the executives around the competitive median, to reflect their contributions and, in the case of Mr. Trevathan, to account for internal pay equity.

The MD&C Committee develops financial performance measures intended to drive behaviors to create performance and results, in particular focusing on generating strong cash flow and profitable revenue, cost cutting and cost control, and making the best use of our assets. The MD&C Committee found that the Income from Operations Margin and Cash Flow Measure used previously successfully supported these goals and resulted in disciplined capital spending. The MD&C Committee refined the Cost Measure for 2013 to increase our focus on controlling costs, specifically SG&A spending and operating expense. When setting threshold, target and maximum performance measure levels each year, the MD&C Committee looks to the Company’s historical results of operations and analyses and forecasts for the coming year. Specifically, the MD&C Committee considers expected revenue based on analyses of pricing and volume trends, as affected by operational and general economic factors; expected wage, maintenance, fuel and other operational costs; and expected SG&A costs. The MD&C Committee believes these financial performance measures support and align with the strategy of the Company and are appropriate indicators of our progress toward the Company’s goals.

Long-Term Equity Incentives — Our equity awards are designed to hold individuals accountable for long-term decisions by rewarding the success of those decisions. The MD&C Committee continuously evaluates the components of its programs. In determining which forms of equity compensation are appropriate, the MD&C Committee considers whether the awards granted are achieving their purpose; the competitive market; and accounting, tax or other regulatory issues, among others. In determining the appropriate awards for the named executives’ 2013 annual long-term incentive grant, the MD&C Committee decided to grant both PSUs comprising 80% of each named executive’s award and stock options comprising 20% of each named executive’s award. Payout on 50% of each named executives’ PSUs granted in 2013 are dependant on ROIC, to increase focus on improved asset utilization, and payout on the remaining 50% of PSUs granted in 2013 are dependant on total shareholder return relative to the S&P 500. Meanwhile, stock options encourage focus on increasing the market value of our stock. Before determining the actual number of PSUs and stock options that were granted to each of the named executives in 2013, the MD&C Committee established a target dollar amount for each named executive’s annual total long-term equity incentive award. The values chosen were based primarily on the comparison information for the competitive market and an analysis of the named executives’ responsibility for meeting the Company’s strategic objectives. Target dollar amounts for equity incentive awards may vary from grant date fair values calculated for accounting purposes.

Named Executive Officer	Dollar Values of Annual Long-Term Equity Incentives Set by the Committee (at Target)
Mr. Steiner	$6,000,000
Mr. Trevathan	$1,250,000
Mr. Fish	$1,167,000
Mr. Harris	$1,067,000
Mr. Morris	$867,000

Performance Share Units

•	Named executives were granted new PSUs with a three-year performance period ending December 31, 2015.

•	Payout on 50% of each named executives’ PSUs granted in 2013 are dependant on ROIC, and payout on the remaining 50% of PSUs granted in 2013 are dependant on total shareholder return relative to the S&P 500.

•	Named executive officers earned 60.45% payout on the PSUs that were granted in 2011 with the three-year performance period ended December 31, 2013; based on performance against an ROIC target described further below.

Performance share units are granted to our named executive officers annually to align compensation with the achievement of our long-term financial goals and to build stock ownership. Performance share units provide an immediate retention value to the Company because there is unvested potential value at the date of grant. The number of PSUs granted to our named executive officers corresponds to an equal number of shares of Common Stock. At the end of the three-year performance period for each grant, the Company will deliver a number of shares ranging from 0% to 200% of the initial number of units granted, depending on the Company’s three-year performance against pre-established targets.

The MD&C Committee determined the number of PSUs that were granted to each of the named executives in 2013 by taking the targeted dollar amounts established for total long-term equity incentives (set forth in the table above) and multiplying by 80%. Those values were then divided by the average of the high and low price of our Common Stock over the 30 trading days preceding the MD&C Committee meeting at which the grants were approved to determine the target number of PSUs granted. The number of PSUs granted are shown in the table below.

Named Executive Officer	Number of Performance Share Units
Mr. Steiner	131,333
Mr. Trevathan	27,361
Mr. Fish	25,544
Mr. Harris	23,355
Mr. Morris	18,978

Half of each named executive’s PSUs included in the table set forth above are subject to an ROIC performance measure. ROIC is an indicator of our ability to generate returns for our stockholders. We have used a three-year average of ROIC to incentivize our named executive officers to ensure the strategic direction of the Company is being followed and motivate them to balance the short-term incentives awarded for growth with the long-term incentives awarded for value generated. ROIC in our plan is defined generally as net operating profit after taxes divided by capital. Capital is comprised of long-term debt, noncontrolling interests and stockholders’ equity, less cash. The table below shows the required achievement of the ROIC performance measure and the corresponding potential payouts under our PSUs granted in 2013. If actual performance falls between target and either threshold or maximum levels, then the number of PSUs earned will be interpolated between the target performance amount and either the threshold or maximum performance amount, as applicable.

	Threshold		Target		Maximum
	Performance	Payout	Performance	Payout	Performance	Payout
ROIC	14.4%	60%	16.0%	100%	17.6%	200%

The remaining half of each named executive’s PSUs are subject to total shareholder return relative to the S&P 500. The measure directly correlates executive compensation with creation of shareholder value. Total shareholder return is calculated as follows: (Common Stock price at end of performance period – Common Stock price at beginning of performance period + dividends during performance period) / Common Stock price at beginning of performance period. The table below shows the required achievement of the total shareholder return performance measure and the corresponding potential payouts under our PSUs granted in 2013.

Total Shareholder Return Relative to the S&P 500
Performance	Payout
Top Quartile	150 – 200%
Second Quartile	100 – 150%
Median	100%
Third Quartile	50 – 100%
Bottom Quartile	0%

The different performance measure levels are determined based on an analysis of historical performance and current projections and trends. The MD&C Committee uses this analysis and modeling of different scenarios related to items that affect the Company’s performance such as yield, volumes and capital to set the performance measures. As with the consideration of targets for the annual cash incentives, when the MD&C Committee established the ROIC targets, the MD&C Committee carefully considered several material factors affecting the Company for 2013 and beyond, including general economic and market conditions and economic indicators for future periods, to ensure that the ROIC targets align with the Company’s long-range strategic plan. The table below shows progress toward the ROIC performance measure and the corresponding payouts for the additional PSUs that have been granted since 2010.

	ROIC
	Threshold	Target	Maximum	Award Earned
2010 PSUs for period ended 12/31/12	15.8%	17.6%	21.1%	62.94% payout in shares of Common Stock issued in February 2013
2011 PSUs for period ended 12/31/13	15.1%	17.8%	21.4%	Performance on this measure of 15.16%, or 85.17% of target, earned a 60.45% payout in shares of Common Stock issued in February 2014
2012 PSUs for period ended 12/31/14*	15.0%	16.3%	18.2%	Pending completion of performance period

*	These PSUs comprised 50% of all the PSUs granted to named executives in 2012; the remaining 50% are discussed immediately below.

As in 2013, 50% of the PSUs granted in 2012 with a performance period ended December 31, 2014 are subject to total shareholder return relative to the S&P 500. As of December 31, 2013, the performance of the Company’s Common Stock on this measure translated into a percentile rank relative to the S&P 500 of 47.16%, resulting in a projected 94.32% payout.

The MD&C Committee has discretion to make adjustments to the ROIC calculation for unusual or otherwise non-operational matters that it believes do not accurately reflect results of operations expected from management for cash incentive purposes. In February 2014, the MD&C Committee approved adjustments to the calculation of results under the 2011 awards that had a performance period ended December 31, 2013. Net operating profit after taxes used in the calculation of results was adjusted to exclude the effects of: (i) revisions of estimates associated with remedial liabilities and adjustment of legal reserves; (ii) changes in ten-year Treasury rates, which are used to discount remediation reserves; (iii) withdrawal from underfunded multiemployer pension plans and labor disruption costs; (iv) charges related to acquisition and integration, and earnings on account of, the acquired Oakleaf, Greenstar and RCI businesses; and (v) benefits from investments in low-income housing and a refined coal facility on tax rates. Capital used in the calculation of results was adjusted to exclude the impact of: (i) investments in a refined coal facility with associated tax credits and (ii) the purchase price for each of Oakleaf, Greenstar and RCI, less associated goodwill. Additionally, stockholders’ equity used in the calculation of capital excludes the impact of prior year tax audit settlements.

Adjustments are made to ensure that rewards are aligned with the right business decisions and are not influenced by potential short-term gain or impact on cash incentives. Adjustments are also necessary to take account of major transactions, such as acquisitions, which were not known or included in the calculation of the performance measures at the beginning of the performance period. The MD&C Committee considers both positive and negative adjustments, and the MD&C Committee strives to ensure that it takes a consistent approach to adjustments so that the nature of acceptable adjustments is very similar from year-to-year. Adjusting for certain items, like those discussed above, avoids creating disincentives for individuals to take actions that are for the longer-term good of the Company in order to meet short-term goals.

Stock Options — The MD&C Committee believes use of stock options is appropriate to support the growth element of the Company’s strategy. The grant of options made to the named executive officers in the first quarter of 2013 in connection with the annual grant of long-term equity awards was based on the targeted dollar amounts established for total long-term equity incentives (set forth in the table above) and multiplied by 20%. The actual number of stock options granted was determined by assigning a value to the options using an option pricing model, and dividing the dollar value of target compensation by the value of an option. The resulting number of stock options are shown in the table below.

Named Executive Officer	Number of Options
Mr. Steiner	282,775
Mr. Trevathan	58,911
Mr. Fish	55,000
Mr. Harris	50,287
Mr. Morris	40,861

The stock options will vest in 25% increments on the first two anniversaries of the date of grant and the remaining 50% will vest on the third anniversary. The exercise price of the options is the average of the high and low market price of our Common Stock on the date of grant, and the options have a term of 10 years. See the Grant of Plan-Based Awards in 2013 table below for specific exercise prices. We account for our employee stock options under the fair value method of accounting using a Black-Scholes methodology to measure stock option expense at the date of grant. The fair value of the stock options at the date of grant is amortized to expense over the vesting period less expected forfeitures, except for stock options granted to retirement-eligible employees, for which expense is accelerated over the period that the recipient becomes retirement eligible.

Other Compensation Policies and Practices

Stock Ownership Requirements — All of our named executive officers are subject to stock ownership guidelines. We instituted stock ownership guidelines because we believe that ownership of Company stock demonstrates a commitment to, and confidence in, the Company’s long-term prospects and further aligns employees’ interests with those of our stockholders. We believe that the requirement that these individuals maintain a portion of their individual wealth in the form of Company stock deters actions that would not benefit stockholders generally. Although there is no deadline set for executives to reach their ownership requirements, the guidelines contain a holding requirement. Until the individual’s ownership requirement is achieved, Senior Vice Presidents and above are required to retain 100% of all net shares acquired through the Company’s long-term incentive plans and Vice Presidents are required to retain at least 50% of such net shares. The requisite stock ownership level must thereafter be retained throughout the officer’s employment with the Company. Additionally, the stock ownership guidelines generally require Senior Vice Presidents and above to hold all of their net shares and Vice Presidents to hold 50% of their net shares for at least one year after such shares are acquired, even if required ownership levels have already been achieved. Our MD&C Committee believes these holding periods discourage these individuals from taking actions in an effort to gain from short-term or otherwise fleeting increases in the market value of our stock.

The MD&C Committee regularly reviews its ownership guidelines to ensure that the appropriate share ownership requirements are in place. Guidelines were last revised in November 2012, when the ownership requirement for our Chief Executive Officer was increased from 165,000 shares to 225,500 shares, which is approximately six times base salary. The stock ownership guidelines vary depending on the individual’s title and are expressed as a fixed number of shares. Shares owned outright, deferred stock units, stock equivalents based on holdings in the Company’s 401(k) Plan and phantom stock held in the Deferral Plan count toward meeting the targeted ownership requirements. Restricted stock shares, RSUs and PSUs, if any, do not count toward meeting the requirement until they are vested or earned. The following table outlines the ownership requirements and attainment of those requirements for the named executive officers.

Named Executive Officer	Ownership Requirement (number of shares)	Attainment as of March 17, 2014
Mr. Steiner*	225,500	168%
Mr. Trevathan	87,350	213%
Mr. Fish	48,000	26%
Mr. Harris	48,000	102%
Mr. Morris	48,000	9%

*	The table above does not include 343,294 shares held in the name of Steiner Family Holdings, LLC that are pledged as security for a loan. Since such pledge was made, the Company has adopted a policy prohibiting future pledges of Company securities by executive officers without board-level approval and requiring that such pledged shares are not required to meet the executive’s ownership requirement under the ownership guidelines.

The MD&C Committee also establishes ownership guidelines for the independent directors and performs regular reviews to ensure all independent directors are in compliance. As discussed in more detail under “Director and Officer Stock Ownership,” all independent directors are in compliance with the ownership guidelines.

Policy Limiting Severance Benefits — The MD&C Committee has approved an Executive Officer Severance Policy that generally provides that the Company may not enter into new severance arrangements with its executive officers, as defined in the federal securities laws, that provide for benefits, less the value of vested equity awards and benefits provided to employees generally, in an amount that exceeds 2.99 times the executive officer’s then current base salary and target annual cash incentive, unless such future severance arrangement receives stockholder approval. The policy applies to all of our named executive officers.

Policy Limiting Death Benefits and Gross-up Payments — The Company has adopted a “Policy Limiting Certain Compensation Practices,” which generally provides that the Company will not enter into new compensation arrangements that would obligate the Company to pay a death benefit or gross-up payment to an executive officer unless such arrangement receives stockholder approval. The policy is subject to certain exceptions, including benefits generally available to management-level employees and any payment in reasonable settlement of a legal claim. Additionally, “Death Benefits” under the policy does not include deferred compensation, retirement benefits or accelerated vesting or continuation of equity-based awards pursuant to generally-applicable equity award plan provisions.

Insider Trading — The Company maintains an insider trading policy that prohibits executive officers from engaging in most transactions involving the Company’s Common Stock during periods, determined by the Company, that those executives are most likely to be aware of material, non-public information. Executive officers must clear all of their transactions in our Common Stock with the Company’s General Counsel’s office to protect against transactions in our securities during a time when executives have material, non-public information. Additionally, it is our policy that executive officers are not permitted to hedge their ownership of Company securities, including trading in options, warrants, puts and calls or similar derivative instruments on any security of the Company or selling any security of the Company “short.” Further, as noted above, the Company has adopted a policy prohibiting future pledges of Company securities by executive officers without board-level approval and requiring that such pledged shares are not required to meet the executive’s ownership requirement under the ownership guidelines.

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION TABLES

We are required to present compensation information in the tabular format prescribed by the SEC. This format, including the tables’ column headings, may be different from the way we describe or consider elements and components of compensation internally. The Compensation Discussion and Analysis contains a discussion that should be read in conjunction with these tables to gain a complete understanding of our executive compensation philosophy, programs and decisions.

Summary Compensation Table

Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
David P. Steiner President and Chief Executive Officer
2013	1,149,616	5,692,630	1,201,794	2,387,194	295,348	10,726,582
2012	1,127,500	5,266,497	1,039,685	—	228,456	7,662,138
2011	1,120,625	1,497,180	3,453,331	1,095,356	269,921	7,436,413
James E. Trevathan, Jr. Executive Vice President and Chief Operating Officer
2013	588,334	1,185,964	250,372	769,756	12,632	2,807,058
2012	566,298	936,797	184,941	—	12,550	1,700,586
2011	566,298	279,966	1,518,777	360,845	12,325	2,738,211
James C. Fish, Jr. Executive Vice President and Chief Financial Officer
2013	509,808	1,107,205	233,750	666,540	93,318	2,610,621
2012	439,616	907,269	308,250	54,418	99,656	1,809,209
Jeff M. Harris Senior Vice President — Field Operations
2013	546,798	1,012,324	213,720	630,795	36,175	2,439,812
2012	536,278	949,014	148,675	184,913	45,135	1,864,015
2011	536,278	279,966	645,777	439,373	57,371	1,958,765
John J. Morris, Jr. Senior Vice President – Field Operations
2013	449,038	822,601	173,659	519,843	26,121	1,991,262

(1)	Amounts in this column represent the grant date fair value of stock awards, which includes performance share units granted to all named executives in 2011, 2012 and 2013 and restricted stock units granted to Messrs. Fish and Harris in 2012. Restricted stock units comprised the following stock award values in 2012: $154,177 to Mr. Fish and $195,922 to Mr. Harris. The grant date fair values are calculated in accordance with the Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 718, as further described in Note 16 in the Notes to the Consolidated Financial Statements in our 2013 Annual Report on Form 10-K.

For purposes of calculating the grant date fair value of performance share awards, we have assumed that the Company will achieve target performance levels. The table below shows the aggregate grant date fair value of performance share units if we had assumed that the Company will achieve the highest level of performance criteria and maximum payouts will be earned.

	Year	Aggregate Grant Date Fair Value of Award Assuming Highest Level of Performance Achieved ($)
Mr. Steiner	2013	11,385,260
	2012	10,532,994
	2011	2,994,360
Mr. Trevathan	2013	2,371,928
	2012	1,873,594
	2011	559,932
Mr. Fish	2013	2,214,410
	2012	1,506,184
Mr. Harris	2013	2,024,648
	2012	1,506,184
	2011	559,932
Mr. Morris	2013	1,645,202

(2)	Amounts in this column represent the grant date fair value of stock options granted in 2011, 2012 and 2013, in accordance with ASC Topic 718. The grant date fair value of the options was estimated using the Black-Scholes option pricing model. The assumptions made in determining the grant date fair values of options are disclosed in Note 16 in the Notes to the Consolidated Financial Statements in our 2013 Annual Report on Form 10-K.

(3)	Amounts in this column represent cash incentive awards earned and paid based on the achievement of performance goals pursuant to our Annual Incentive Plan.

(4)	The amounts included in “All Other Compensation” for 2013 are shown below (in dollars):

	Personal Use of Company Aircraft (a)	401(k) Matching Contributions	Deferral Plan Matching Contributions	Life Insurance Premiums	Relocation (b)
Mr. Steiner	241,314	11,475	40,258	2,301	—
Mr. Trevathan	—	11,475	—	1,157	—
Mr. Fish	19,375	11,475	—	1,020	61,448
Mr. Harris	2,153	11,475	21,452	1,095	—
Mr. Morris	—	11,475	9,073	653	4,920

(a)	Mr. Steiner is required by us to use the Company aircraft for all travel, whether for personal or business purposes whenever reasonably possible. Messrs. Fish and Harris were permitted limited personal use of the Company’s aircraft in 2013. We calculated these amounts based on the incremental cost to us, which includes fuel, crew travel expenses, on-board catering, landing fees, trip related hangar/parking costs and other variable costs. We own or operate our aircraft primarily for business use; therefore, we do not include the fixed costs associated with the ownership or operation such as pilots’ salaries, purchase costs and non-trip related maintenance.

(b)	The Company provided relocation assistance in accordance with Company policy to Mr. Fish and Mr. Morris in 2013. The Company believes these are appropriate business expenditures that benefited the Company, while recognizing these benefits are likely considered perquisites by the SEC.

Grant of Plan-Based Awards in 2013

Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All other Option Awards: Number of Securities Underlying Options (#)(3)(4)	Exercise or Base Price of Option Awards ($/sh)(5)	Closing Market Price on Date of Grant ($)	Grant Date Fair Value of Stock and Option Awards ($)(6)
	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David P. Steiner
	931,891	1,553,151	3,106,302
03/08/13				78,800	131,333	262,666				5,692,630
03/08/13							282,775	36.885	36.92	1,201,794
James E. Trevathan, Jr.
	300,490	500,817	1,001,634
03/08/13				16,417	27,361	54,722				1,185,964
03/08/13							58,911	36.885	36.92	250,372
James C. Fish, Jr.
	260,198	433,663	867,326
03/08/13				15,326	25,544	51,088				1,107,205
03/08/13							55,000	36.885	36.92	233,750
Jeff M. Harris
	246,244	410,407	820,814
03/08/13				14,013	23,355	46,710				1,012,324
03/08/13							50,287	36.885	36.92	213,720
John J. Morris, Jr.
	202,931	338,219	676,438
03/08/13				11,387	18,978	37,956				822,601
03/08/13							40,861	36.885	36.92	173,659

(1)	Actual payouts of our 2013 cash incentive awards pursuant to our Annual Incentive Plan are shown in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.” The named executives’ target and maximum bonuses are a percentage of base salary approved by the MD&C Committee. The threshold levels represent the bonus amounts that would have been payable if the minimum performance requirements were met for each performance measure. Please see “Compensation Discussion and Analysis — Named Executive’s 2013 Compensation Program and Results — Annual Cash Incentive” for additional information about these awards, including performance criteria.

(2)	Represents the number of shares of Common Stock potentially issuable based on the achievement of performance criteria under performance share unit awards granted under our 2009 Stock Incentive Plan. Please see “Compensation Discussion and Analysis — Named Executive’s 2013 Compensation Program and Results — Long-Term Equity Incentives — Performance Share Units” for additional information about these awards, including performance criteria. The performance period for these awards ends December 31, 2015. Performance share units earn dividend equivalents, which are paid out based on the number of shares actually earned, if any, at the end of the performance period.

(3)	Although we consider all of our equity awards to be a form of incentive compensation because their value will increase as the market value of our Common Stock increases, only awards with performance criteria are considered “equity incentive plan awards” for SEC disclosure purposes. As a result, option awards are not included as “Equity Incentive Plan Awards” in the table above or the Outstanding Equity Awards at December 31, 2013 table.

(4)	Represents the number of shares of Common Stock potentially issuable upon the exercise of options granted under our 2009 Stock Incentive Plan. Please see “Compensation Discussion and Analysis — Named Executive’s 2013 Compensation Program and Results — Long-Term Equity Incentives — Stock Options” for additional information about these awards. The stock options will vest in 25% increments on the first two anniversaries of the date of grant and the remaining 50% will vest on the third anniversary.

(5)	The exercise price represents the average of the high and low market price on the date of the grant, in accordance with our 2009 Stock Incentive Plan.

(6)	These amounts represent grant date fair value of the awards as calculated under ASC Topic 718, as further described in Note 16 in the Notes to the Consolidated Financial Statements in our 2013 Annual Report on Form 10-K.

Outstanding Equity Awards at December 31, 2013

Name	Option Awards					Stock Awards(1)
	Number of Securities Underlying Unexercised Options Exercisable (#)(2)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(8)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(9)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David. P. Steiner
	—	282,775	(3)	36.885	03/08/2023	—	—	269,916	12,111,131
	54,720	164,161	(4)	34.935	03/09/2022	—	—	—	—
	291,666	291,667	(5)	37.185	03/09/2021	—	—	—	—
	331,008	—		33.49	03/09/2020	—	—	—	—
James E. Trevathan, Jr.
	—	58,911	(3)	36.885	03/08/2023	—	—	52,012	2,333,778
	9,733	29,202	(4)	34.935	03/09/2022	—	—	—	—
	75,000	75,000	(6)	37.585	07/05/2021	—	—	—	—
	54,540	54,544	(5)	37.185	03/09/2021	—	—	—	—
	51,657	—		33.49	03/09/2020	—	—	—	—
James C. Fish, Jr.
	—	55,000	(3)	36.885	03/08/2023	4,412	197,966	45,361	2,035,348
	8,865	26,596	(7)	34.945	08/07/2022	—	—	—	—
	7,825	23,475	(4)	34.935	03/09/2022	—	—	—	—
	23,316	23,316	(6)	37.585	07/05/2021	—	—	—	—
	11,614	11,616	(5)	37.185	03/09/2021	—	—	—	—
	14,632	—		33.49	03/09/2020	—	—	—	—
Jeff M. Harris
	—	50,287	(3)	36.885	03/08/2023	6,061	271,957	43,172	1,937,128
	7,825	23,475	(4)	34.935	03/09/2022	—	—	—	—
	54,540	54,544	(5)	37.185	03/09/2021	—	—	—	—
	51,657	—		33.49	03/09/2020	—	—	—	—
John J. Morris, Jr.
	—	40,861	(3)	36.885	03/08/2023	12,121	543,869	24,692	1,107,930
	2,256	6,769	(4)	34.935	03/09/2022	—	—	—	—
	11,614	11,616	(5)	37.185	03/09/2021	—	—	—	—
	13,302	—		33.49	03/09/2020	—	—	—	—

(1)	Values are based on the closing price of the Company’s Common Stock on December 31, 2013 of $44.87.

(2)	Represents vested stock options granted on March 9, 2010, March 9, 2011 and March 9, 2012 pursuant to our 2009 Stock Incentive Plan.

(3)	Represents stock options granted on March 8, 2013 that vest 25% on the first and second anniversary of the date of grant and 50% on the third anniversary of the date of grant.

(4)	Represents stock options granted on March 9, 2012 that vested 25% on the first anniversary of the date of grant. An additional 25% will vest on the second anniversary of the date of grant and 50% will vest on the third anniversary of the date of grant.

(5)	Represents stock options granted on March 9, 2011 that vested 25% on the first and second anniversary of the date of grant. The remaining 50% will vest on the third anniversary of the date of grant.

(6)	Represents stock options granted July 5, 2011 that vested 25% on the first and second anniversary of the date of grant. The remaining 50% will vest on the third anniversary of the date of grant.

(7)	Represents stock options granted August 7, 2012 that vested 25% on the first anniversary of the date of grant. An additional 25% will vest on the second anniversary of the date of grant and 50% on the third anniversary of the date of grant.

(8)	Represents restricted stock units granted in 2012 in connection with certain promotions and increased responsibilities. The restricted stock units vest in full on the third anniversary of the date of grant.

(9)	Includes performance share units with three-year performance periods ending December 31, 2014 and December 31, 2015. We have assumed target performance criteria and target payout will be achieved for performance share units. Payouts on performance share units are made after the Company’s financial results of operations for the entire performance period are reported and the MD&C Committee determines achievement of performance results and corresponding vesting, typically in mid to late February of the succeeding year. The performance share units for the performance period ended on December 31, 2013 are not included in the table as they are considered earned as of December 31, 2013 for proxy disclosure purposes; instead, such performance share units are included in the Option Exercises and Stock Vested table below. The following number of performance share units have a performance period ending December 31, 2014: Mr. Steiner – 138,583; Mr. Trevathan – 24,651; Mr. Fish – 19,817; Mr. Harris – 19,817; and Mr. Morris – 5,714. The following number of performance share units have a performance period ending on December 31, 2015: Mr. Steiner – 131,333; Mr. Trevathan – 27,361; Mr. Fish – 25,544; Mr. Harris – 23,355; and Mr. Morris – 18,978.

Option Exercises and Stock Vested

	Option Awards			Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
David P. Steiner	481,593	(2)	6,787,712	24,339	(3)	1,032,460
James E. Trevathan, Jr	190,000	(4)	3,095,850	4,551		193,053
James C. Fish, Jr.	—		—	969	(5)	41,105
Jeff M. Harris	—		—	4,551		193,053
John J. Morris, Jr.	—		—	969		41,105

(1)	Includes performance share units granted in 2011 with a performance period ended December 31, 2013. The determination of achievement of performance results and corresponding vesting of such performance share units was performed by the MD&C Committee in February 2014. Following such determination, shares of the Company’s Common Stock earned under this award were issued on February 18, 2014, based on the average of the high and low market price of the Company’s Common Stock on that date.

(2)	We withheld shares in payment of the exercise price and statutory tax withholding from Mr. Steiner’s exercise of non-qualified stock options. Mr. Steiner received an aggregate of 114,039 net shares in such transactions.

(3)	Mr. Steiner deferred receipt of 24,339 performance share units, earned for the performance period ended December 31, 2013, valued at $1,032,460, until he leaves the company.

(4)	We withheld shares in payment of the exercise price and statutory tax withholding from Mr. Trevathan’s exercise of non-qualified stock options. Mr. Trevathan received an aggregate of 50,386 net shares in such transactions.

(5)	Mr. Fish deferred receipt of 969 performance share units earned for the performance period ended December 31, 2013, valued at $41,105, until he leaves the company.

Nonqualified Deferred Compensation in 2013

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last Fiscal Year End ($)(1)
David P. Steiner	229,923	40,258	890,623	—	4,575,324
James E. Trevathan, Jr	—	—	46,581	—	2,932,356
James C. Fish, Jr.	—	—	43,882	—	266,655
Jeff M. Harris	109,359	21,452	55,106	253,077	1,205,355
John J. Morris, Jr.	36,681	9,073	85,413	—	374,790

(1)	Contributions are under the Company’s Deferral Plan as described in “Compensation Discussion and Analysis — Overview of Elements of Our 2013 Compensation Program — Deferral Plan.” In this Proxy Statement as well as in previous years, we include executive contributions to the Deferral Plan in the Base Salary column of the Summary Compensation Table. Aggregate Balance at Last Fiscal Year End includes the following aggregate amounts that were included in the named executives’ compensation in the Summary Compensation Table in 2011-2013: Mr. Steiner — $1,061,498; Mr. Fish — $118,281; Mr. Harris — $390,913; and Mr. Morris — $127,050.

(2)	Company contributions to the executives’ Deferral Plan accounts are included in All Other Compensation, but not Base Salary, in the Summary Compensation Table.

(3)	Earnings on these accounts are not included in any other amounts in the tables included in this Proxy Statement, as the amounts of the named executives’ earnings represent the general market gains (or losses) on investments, rather than amounts or rates set by the Company for the benefit of the named executives.

(4)	In prior years, including 2013, participants could elect to receive distribution of deferred compensation (i) in a lump sum on a future date on or after termination of employment or retirement or (ii) in annual installments over up to ten years, to begin after any future date or age specified by the employee. The plan was amended and restated effective January 1, 2014, and participating employees can now generally elect to receive distributions commencing six months after the employee leaves the Company in the form of annual installments or a lump sum payment. Special circumstances may allow for a modified or accelerated distribution, such as the employee’s death, an unforeseen emergency, or upon termination of the plan. In the event of death, distribution will be made to the designated beneficiary in a single lump sum in the following calendar year. In the event of an unforeseen emergency, the plan administrator may allow an early payment in the amount necessary to satisfy the emergency. All participants are immediately 100% vested in all of their contributions, Company matching contributions, and gains and/or losses related to their investment choices.

Potential Payments Upon Termination or Change-in-Control

The payments our named executives receive upon termination or change-in-control are based on provisions included in employment agreements and individual equity award agreements. We enter into employment agreements with our named executive officers because they encourage continuity of our leadership team, which is particularly valuable as leadership manages the Company through the change needed to successfully implement our business strategy. Employment agreements also provide a form of protection for the Company through restrictive covenant provisions; each of the agreements contains post-termination restrictive covenants, including a covenant not to compete, non-solicitation covenants, and a non-disparagement covenant, each of which lasts for two years after termination. They also provide the individual with comfort that he will be treated fairly in the event of a termination not for cause or under a change-in-control situation. The change-in-control provision included in each named executive officer’s agreement requires a double trigger in order to receive any payment in the event of a change-in-control situation. First, a change-in-control must occur, and second, the individual must terminate his employment for good reason or the Company must terminate his employment without cause within six months prior to or two years following the change-in-control event. We believe providing change-in-control protection encourages our named executives to pursue and facilitate change-in-control transactions that are in the best interests of stockholders while not granting executives an undeserved windfall.

Employment agreements entered into with named executive officers after February 2004 (which includes all named executives except Mr. Steiner) contain (a) a requirement that the individual execute a general release prior to receiving post-termination benefits and (b) a clawback feature that allows for the suspension and refund of termination benefits for subsequently discovered cause. The clawback feature in the agreements generally allows the Company to cancel any remaining payments due and obligates the named executive to refund to the Company severance payments already made if, within one year of termination of employment of the named executive by the Company for any reason other than for cause, the Company determines that the named executive could have been terminated for cause.

Our current form of award agreements for equity awards also contain provisions regarding termination and change-in-control. Our stock option awards are also subject to double trigger vesting in the event of a change-in-control situation. The award agreements for restricted stock units granted to Messrs. Fish, Harris and Morris provide that restricted stock units vest upon a change-in-control, unless the successor entity converts the awards to equivalent grants in the successor. Provided, however, such converted restricted stock unit awards will vest in full if the executive is involuntarily terminated without cause following the change-in-control. Award agreements applicable to performance share units provide that awards will be paid out in cash on a prorated basis based on actual results achieved through the end of the fiscal quarter prior to a change-in-control. Thereafter, the executive would be compensated for the lost opportunity from the date of the change-in-control to the end of the original performance period by receiving a replacement award of restricted stock units in the successor entity, provided that the successor entity is publicly traded. If the successor is not publicly traded, the executive will be entitled to a replacement award of cash. However, if the employee is thereafter involuntarily terminated other than for cause within the change-in-control window referenced, he would vest in full in the replacement award.

Our current equity award agreements also include a requirement that, in order to be eligible to vest in any portion of the award, the employee must enter into an agreement containing restrictive covenants applicable to the employee’s behavior following termination. Additionally, our performance share unit and stock option award agreements include compensation clawback provisions that provide, if the MD&C Committee determines that an employee either engaged in or benefited from misconduct, then the employee will refund any amounts received under the equity award agreements. Misconduct generally includes any act or failure to act that caused or was intended to cause a violation of the Company’s policies, generally accepted accounting principles or applicable laws and that materially increased the value of the equity award. Further, our MD&C Committee has adopted a clawback policy applicable to our Annual Incentive Plan awards that is designed to recoup annual cash incentive payments when the recipient’s personal misconduct results in a restatement or otherwise affects the payout calculations for the awards. Clawback terms applicable to our incentive awards allow recovery within the earlier to occur of one year after discovery of misconduct and the second anniversary of the employee’s termination of employment.

The terms “Cause,” “Good Reason,” and “Change-in-Control” as used in the table below are defined in the executives’ employment agreements and/or the applicable equity award agreement and have the meanings generally described below. You should refer to the individual agreements for the actual definitions.

“Cause” generally means the named executive has:

•	deliberately refused to perform his duties;

•	breached his duty of loyalty to the Company;

•	been convicted of a felony;

•	intentionally and materially harmed the Company; or

•	breached the covenants contained in his agreement.

“Good Reason” generally means that, without the named executive’s consent:

•	his duties or responsibilities have been substantially changed;

•	he has been removed from his position;

•	the Company has breached his employment agreement;

•	any successor to the Company has not assumed the obligations under his employment agreement; or

•	he has been reassigned to a location more than 50 miles away.

“Change-in-Control” generally means that:

•	at least 25% of the Company’s Common Stock has been acquired by one person or persons acting as a group;

•	the majority of the Board of Directors consists of individuals other than those serving as of the date of the named executive’s employment agreement or those that were not elected by at least two-thirds of those directors;

•	there has been a merger of the Company in which at least 50% of the combined post-merger voting power of the surviving entity does not consist of the Company’s pre-merger voting power, or a merger to effect a recapitalization that resulted in a person or persons acting as a group acquired 25% or more of the Company’s voting securities; or

•	the Company is liquidating or selling all or substantially all of its assets.

The following tables represent potential payouts to our named executives upon termination of employment in the circumstances indicated pursuant to the terms of their employment agreements and outstanding incentive awards. In the event a named executive is terminated for cause, he is entitled to any accrued but unpaid salary only. Please see the Non-Qualified Deferred Compensation table above for aggregate balances payable to the named executives under our Deferral Plan pursuant to the executive’s distribution election.

The payouts set forth below assume the triggering event indicated occurred on December 31, 2013, at which time the closing price of our Common Stock was $44.87 per share. These payouts are determined for SEC disclosure purposes and are not necessarily indicative of the actual amounts the named executive would receive. Please note the following when reviewing the payouts set forth below:

•	The compensation component set forth below for accelerated vesting of stock options is comprised of the unvested stock options granted in 2011, 2012, and 2013, which vest 25% on the first and second anniversary of the date of grant and 50% on the third anniversary of the date of grant.

•	For purposes of calculating the payout of performance share unit awards outstanding at December 31, 2013, we have assumed that target performance was achieved; any actual performance share unit payouts will be based on actual performance of the Company during the performance period.

•	For purposes of calculating the payout upon the “double trigger” of change-in-control and subsequent involuntary termination not for cause, the value of the performance share unit replacement award is equal to the number of performance share units that would be forfeited based on the prorated acceleration of the performance share units, multiplied by the closing price of our Common Stock on December 31, 2013.

•	The payout for continuation of benefits is an estimate of the cost the Company would incur to continue those benefits.

•	Waste Management’s practice is to provide all benefits eligible employees with life insurance that pays one times annual base salary upon death. The insurance benefit is a payment by an insurance company, not the Company, and is payable under the terms of the insurance policy.

Potential Consideration upon Termination of Employment:

David P. Steiner

Triggering Event	Compensation Component	Payout ($)
Death or Disability	Severance Benefits
	• Accelerated vesting of stock options	6,130,359
	• Payment of performance share units (contingent on actual performance at end of performance period)	12,111,131
	• Two times base salary as of date of termination (payable in bi-weekly installments over a two-year period)(1)	2,322,650
	• Life insurance benefit paid by insurance company (in the case of death)	1,128,000

	Total	21,692,140

Termination Without Cause by the Company or	Severance Benefits
For Good Reason by the Employee	• Two times base salary plus target annual cash bonus (one-half payable in lump sum; one-half payable in bi-weekly installments over a two-year period)	5,458,228
	• Continued coverage under health and welfare benefit plans for two years	23,040
	• Prorated payment of performance share units (contingent on actual performance at end of performance period)	6,115,467

	Total	11,596,735

Termination Without Cause by the Company or	Severance Benefits
For Good Reason by the Employee Six Months Prior to or Two Years Following a Change-in-	• Three times base salary plus target annual cash bonus, paid in lump sum(1)	8,187,342
Control (Double Trigger)	• Continued coverage under health and welfare benefit plans for three years	34,560
	• Accelerated vesting of stock options	6,130,359
	• Prorated accelerated payment of performance share units	6,115,467
	• Accelerated payment of performance share units replacement grant	5,995,664
	• Prorated maximum annual cash bonus	3,135,578
	• Gross-up payment for any excise taxes(1)	10,766,186

	Total	40,365,156

James E. Trevathan, Jr.

Triggering Event	Compensation Component	Payout ($)
Death or Disability	Severance Benefits
	• Accelerated vesting of stock options	1,726,072
	• Payment of performance share units (contingent on actual performance at end of performance period)	2,333,778
	• Two times base salary as of the date of termination (payable in bi-weekly installments over a two-year period)(1)	1,200,000
	• Life insurance benefit paid by insurance company (in the case of death)	567,000

	Total	5,826,850

Termination Without Cause by the Company or	Severance Benefits
For Good Reason by the Employee	• Two times base salary plus target annual cash bonus (one-half payable in lump sum; one-half payable in bi-weekly installments over a two-year period)	2,220,000
	• Continued coverage under benefit plans for two years
	• Health and welfare benefit plans	23,040
	• 401(k) contributions	22,950
	• Prorated payment of performance share units (contingent on actual performance at end of performance period)	1,147,640

	Total	3,413,630

Termination Without Cause by the Company or	Severance Benefits
For Good Reason by the Employee Six Months Prior to or Two Years Following a Change-in-	• Two times base salary plus target annual cash bonus, paid in lump sum	2,220,000
Control (Double Trigger)	• Continued coverage under benefit plans for two years
	• Health and welfare benefit plans	23,040
	• 401(k) contributions	22,950
	• Accelerated vesting of stock options	1,726,072
	• Prorated accelerated payment of performance share units	1,147,640
	• Accelerated payment of performance share units replacement grant	1,186,138
	• Prorated maximum annual cash bonus	1,020,000
	• Gross-up payment for any excise taxes(1)	2,174,166

	Total	9,520,006

James C. Fish, Jr.

Triggering Event	Compensation Component	Payout ($)
Death or Disability	Severance Benefits
	• Accelerated vesting of stock options	1,195,490
	• Payment of performance share units (contingent on actual performance at end of performance period)	2,035,348
	• Accelerated vesting of restricted stock units	197,966
	• Life insurance benefit paid by insurance company (in the case of death)	500,000

	Total	3,928,804

Termination Without Cause by the Company or	Severance Benefits
For Good Reason by the Employee	• Two times base salary plus target annual cash bonus (one-half payable in lump sum; one-half payable in bi-weekly installments over a two-year period)	1,905,500
	• Continued coverage under health and welfare benefit plans for two years	23,040
	• Prorated payment of performance share units (contingent on actual performance at end of performance period)	975,653
	• Prorated vesting of restricted stock units	92,567

	Total	2,996,760

Termination Without Cause by the Company or	Severance Benefits
For Good Reason by the Employee Six Months Prior to or Two Years Following a Change-in-Control (Double Trigger)	• Two times base salary plus target annual cash bonus (one-half payable in lump sum; one-half payable in bi-weekly installments over a two-year period)	1,905,500
	• Continued coverage under health and welfare benefit plans for two years	23,040
	• Accelerated vesting of stock options	1,195,490
	• Prorated accelerated payment of performance share units	975,653
	• Accelerated payment of performance share units replacement grant	1,059,695
	• Accelerated vesting of restricted stock units	197,966
	• Prorated maximum annual cash bonus	875,500

	Total	6,232,844

Jeff M. Harris

Triggering Event	Compensation Component	Payout ($)
Death or Disability	Severance Benefits
	• Accelerated vesting of stock options	1,053,936
	• Payment of performance share units (contingent on actual performance at end of performance period)	1,937,128
	• Accelerated payment of restricted stock units	271,957
	• Life insurance benefit paid by insurance company (in the case of death)	537,000

	Total	3,800,021

Termination Without Cause by the Company or	Severance Benefits
For Good Reason by the Employee	• Two times base salary plus target annual cash bonus (one-half payable in lump sum; one-half payable in bi-weekly installments over a two-year period)	1,933,281
	• Continued coverage under health and welfare benefit plans for two years	23,040
	• Prorated payment of performance share units (contingent on actual performance at end of performance period)	942,898
	• Prorated vesting of restricted stock units	104,547

	Total	3,003,766

Termination Without Cause by the Company or	Severance Benefits
For Good Reason by the Employee Six Months Prior to or Two Years Following a Change-in-	• Three times base salary plus target annual cash bonus, paid in lump sum(1)	2,899,922
Control (Double Trigger)	• Continued coverage under health and welfare benefit plans for three years	34,560
	• Accelerated vesting of stock options	1,053,936
	• Prorated accelerated payment of performance share units	942,898
	• Accelerated payment of performance share units replacement grant	994,230
	• Accelerated vesting of restricted stock units	271,957
	• Prorated maximum annual cash bonus	828,549

	Total	7,026,052

John J. Morris, Jr.

Triggering Event	Compensation Component	Payout ($)
Death or Disability	Severance Benefits
	• Accelerated vesting of stock options	482,794
	• Payment of performance share units (contingent on actual performance at end of performance period)	1,107,930
	• Accelerated vesting of restricted stock units	543,869
	• Life insurance benefit paid by insurance company (in the case of death)	320,000

	Total	2,454,593

Termination Without Cause by the Company or	Severance Benefits
For Good Reason by the Employee	• Two times base salary plus target annual cash bonus (one-half payable in lump sum; one-half payable in bi-weekly installments over a two-year period)	1,662,500
	• Continued coverage under health and welfare benefit plans for two years	23,040
	• Prorated payment of performance share units (contingent on actual performance at end of performance period)	455,027
	• Prorated vesting of restricted stock units	209,094

	Total	2,349,661

Termination Without Cause by the Company or	Severance Benefits
For Good Reason by the Employee Six Months Prior to or Two Years Following a Change-in-Control (Double Trigger)	• Two times base salary plus target annual cash bonus (one half payable in lump sum; one half payable in bi-weekly installments over a two year period)	1,662,500
	• Continued coverage under health and wealth benefit plans for two years	23,040
	• Accelerated vesting of stock options	482,794
	• Prorated accelerated payment of performance share units	455,027
	• Accelerated payment of performance share units replacement grant	652,903
	• Accelerated vesting of restricted stock units	543,869
	• Prorated maximum annual cash bonus	712,500

	Total	4,532,633

(1)	In the past, such provisions have been included in certain named executives’ employment agreements. However, the Company’s compensation policy now provides that it will not enter into any future compensation arrangements that obligate the Company to provide increased payments in the event of death or to make tax gross up payments, subject to certain exceptions. Additionally, our Executive Officer Severance Policy generally provides that the Company may not enter into new severance arrangements with its executive officers that provide for benefits, less the value of vested equity awards and benefits provided to employees generally, in an amount that exceeds 2.99 times the executive officer’s then current base salary and target bonus. For additional details, see “Compensation Discussion and Analysis — Other Compensation Policies and Practices.”

Equity Compensation Plan Table

The following table provides information as of December 31, 2013 about the number of shares to be issued upon vesting or exercise of equity awards and the number of shares remaining available for issuance under our equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights		Weighted-Average Exercise Price of Outstanding Options and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders(a)	14,141,265	(b)	$35.99	(c)	5,914,001	(d)
Equity compensation plans not approved by security holders(e)	16,850	(f)	$29.24		—
Total	14,158,115		$35.98		5,914,001

(a)	Includes our 2000 Stock Incentive Plan, 2004 Stock Incentive Plan and 2009 Stock Incentive Plan. Only our 2009 Stock Incentive Plan is available for awards. Also includes our Employee Stock Purchase Plan (ESPP).

(b)	Includes: options outstanding for 9,657,869 shares of Common Stock; 296,975 shares of Common Stock to be issued in connection with deferred compensation obligations; 534,843 shares underlying unvested restricted stock units and up to 3,651,578 shares of Common Stock that may be issued under unearned performance share units. In determining the number of shares of Common Stock that may be issued on account of performance share units, we assumed the maximum performance level was achievable, which would result in a payout in shares of Common Stock equal to two times the number of performance share units granted. This number includes 633,328 shares on account of performance share units with the performance period ended December 31, 2013. The determination of achievement of performance results and corresponding vesting of performance share units with the performance period ended December 31, 2013 was performed by the MD&C Committee in February 2014; as a result, 106,140 shares of Common Stock included in this number were issued in February 2014, net of units deferred, and 496,443 shares included in this number will be available for future issuance. Excludes purchase rights that accrue under the ESPP. Purchase rights under the ESPP are considered equity compensation for accounting purposes; however, the number of shares to be purchased is indeterminable until the time shares are actually issued, as automatic employee contributions may be terminated before the end of an offering period and, due to the look-back pricing feature, the purchase price and corresponding number of shares to be purchased is unknown.

(c)	Excludes performance share units and restricted stock units because those awards do not have exercise prices associated with them. Also excludes purchase rights under the ESPP for the reasons described in (b) above.

(d)	The shares remaining available include 4,186,419 shares under our 2009 Stock Incentive Plan and 1,727,582 shares under our ESPP. No additional shares may be issued under any of the other plans approved by stockholders, other than on account of awards already outstanding.

(e)	Includes our 2000 Broad-Based Employee Plan. No awards under the Broad-Based Plan are held by, or may be granted to, any of our directors or executive officers. The Broad-Based Plan allows for the granting of equity awards on such terms and conditions as the MD&C Committee may decide; provided that, the exercise price of options may not be less than 100% of the fair market value of the stock on the date of grant, and all options expire no later than ten years from the date of grant.

(f)	Includes options exercisable for shares of Common Stock.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(ITEM 2 ON THE PROXY CARD)

Our Board of Directors, upon the recommendation of the Audit Committee, has ratified the selection of Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal year 2014, subject to ratification by our stockholders.

Representatives of Ernst & Young LLP will be at the annual meeting. They will be able to make a statement if they want, and will be available to answer any appropriate questions stockholders may have.

Although ratification of the selection of Ernst & Young is not required by our By-laws or otherwise, we are submitting the selection to stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good governance. If our stockholders do not ratify our selection, it will be considered a direction to our Board and Audit Committee to consider selecting another firm. Even if the selection is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm, subject to ratification by the Board, at any time during the year if it determines that such a change is in the best interests of the Company and our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2014.

Independent Registered Public Accounting Firm Fee Information

Fees for professional services provided by our independent registered public accounting firm in each of the last two fiscal years, in each of the following categories, were as follows:

	2013	2012
	(In millions)
Audit Fees	$5.7	$6.0
Audit-Related Fees	0.7	1.1
Tax Fees	—	—
All Other Fees	—	—

Total	$6.4	$7.1

Audit includes fees for the annual audit, reviews of the Company’s Quarterly Reports on Form 10-Q, work performed to support the Company’s debt issuances, accounting consultations, and separate subsidiary audits required by statute or regulation, both domestically and internationally. Audit-related fees principally include separate subsidiary audits not required by statute or regulation, employee benefit plan audits and financial due diligence services relating to certain potential acquisitions.

The Audit Committee has adopted procedures for the approval of Ernst & Young’s services and related fees. At the beginning of each year, all audit and audit-related services, tax fees and other fees for the upcoming audit are provided to the Audit Committee for approval. The services are grouped into significant categories and provided to the Audit Committee in the format shown above. All projects that have the potential to exceed $100,000 are separately identified and reported to the Committee for approval. The Audit Committee Chairman has the authority to approve additional services, not previously approved, between Committee meetings. Any additional services approved by the Audit Committee Chairman between Committee meetings are ratified by the full Audit Committee at the next regularly scheduled meeting. The Audit Committee is updated on the status of all services and related fees at every regular meeting. In 2013 and 2012, the Audit Committee pre-approved all audit and audit-related services performed by Ernst & Young.

As set forth in the Audit Committee Report on page 7, the Audit Committee has considered whether the provision of these audit-related services is compatible with maintaining auditor independence and has determined that it is.

Vote Required for Approval

Approval of this proposal requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(ITEM 3 ON THE PROXY CARD)

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, stockholders are entitled to an advisory (non-binding) vote on compensation programs for our named executive officers (sometimes referred to as “say on pay”). The Board of Directors has determined that it will include say on pay votes in the Company’s proxy materials annually until the next stockholder vote on the frequency of the say on pay vote.

We encourage stockholders to review the Compensation Discussion and Analysis on pages 22 to 37 of this Proxy Statement. The Company has designed its executive compensation program to be supportive of, and align with, the strategy of the Company and the creation of stockholder value, while discouraging excessive risk-taking. The following key structural elements and policies, discussed in more detail in the Compensation Discussion and Analysis, further the objective of our executive compensation program and evidence our dedication to competitive and reasonable compensation practices that are in the best interests of stockholders:

•	a substantial portion of executive compensation is linked to Company performance, through annual cash incentive performance criteria and long-term equity-based incentive awards. As a result, our executive compensation program provides for a significant difference in total compensation in periods of above-target Company performance as compared to periods of below-target Company performance. In 2013, our performance-based annual cash incentive and long-term equity-based incentive awards comprised approximately 87% of total target compensation for our President and Chief Executive Officer and approximately 74% of total target compensation for our other currently-serving named executives;

•	performance-based awards include threshold, target and maximum payouts correlating to a range of performance goals that are designed to be challenging, yet achievable, and are based on a variety of indicators of performance goals, which limits risk-taking behavior;

•	our compensation mix targets approximately 50% of total compensation of our named executives (and approximately 70% in the case of our President and Chief Executive Officer) to result from long-term equity awards, which aligns executives’ interests with those of stockholders;

•	performance stock units’ three-year performance period, as well as stock options’ vesting over a three-year period, link executives’ interests with long-term performance and reduce incentives to maximize performance in any one year;

•	all of our named executive officers are subject to stock ownership requirements, which we believe demonstrates a commitment to, and confidence in, the Company’s long-term prospects;

•	the Company has clawback provisions in its equity award agreements and recent employment agreements, as well as a general clawback policy designed to recoup compensation in certain cases when cause and/or misconduct are found;

•	our executive officer severance policy implemented a limitation on the amount of benefits the Company may provide to its executive officers under severance agreements entered into after the date of such policy; and

•	the Company has adopted a policy that prohibits it from entering into new agreements with executive officers that provide for certain death benefits or tax gross-up payments.

The Board strongly endorses the Company’s executive compensation program and recommends that the stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers as described in this Proxy Statement under “Executive Compensation,” including the Compensation Discussion and Analysis and the tabular and narrative disclosure contained in this Proxy Statement.

Vote Required for Approval

Approval of this proposal requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote. Because the vote is advisory, it will not be binding upon the Board or the MD&C Committee and neither the Board nor the MD&C Committee will be required to take any action as a result of the outcome of the vote on this proposal. The MD&C Committee will carefully consider the outcome of the vote in connection with future executive compensation arrangements.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

PROPOSAL TO APPROVE THE COMPANY’S

2014 STOCK INCENTIVE PLAN

(ITEM 4 ON THE PROXY CARD)

Stockholders are asked to consider and vote upon a proposal to approve the Company’s 2014 Stock Incentive Plan, which we refer to as the 2014 Plan. Upon the recommendation of the MD&C Committee, the Board of Directors approved the 2014 Plan, subject to receipt of stockholder approval at our 2014 Annual Meeting. The Board believes that approval of the 2014 Plan is in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE 2014 STOCK INCENTIVE PLAN.

As discussed in our Compensation Discussion and Analysis beginning on page 22, performance-based pay elements, including equity-based awards, are key components of our overall compensation program. As of December 31, 2013, approximately 4.2 million shares remained available for issuance with respect to future awards under our existing equity-based compensation plans. The 2014 Plan is designed to allow the Company to continue to attract and retain highly-qualified persons to serve as officers, non-employee directors, key employees and consultants of the Company and to align their interests more closely with the interests of the Company’s stockholders, as well as provide incentives and reward opportunities designed to enhance the profitable growth of the Company by providing for additional shares of Common Stock to be available for such awards.

In addition, as described below, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), we generally are prohibited from deducting compensation paid to our principal executive officer and our three other most highly compensated executive officers (other than our principal financial officer) in excess of $1 million per person in any year. However, the Section 162(m) deduction limit does not apply to qualified “performance-based compensation” that is established by an independent compensation committee and adequately disclosed to, and approved by, a majority vote of our stockholders, generally at least once every five years. By approving the 2014 Plan, stockholders also will be approving the material terms of the performance goals under the 2014 Plan for purposes of ensuring the Company’s ability to grant “performance based compensation” awards under Code Section 162(m). The material terms of the performance goals for the 2014 Plan are disclosed below.

Certain Features of the 2014 Plan

The following features of the 2014 Plan are designed to reinforce the alignment between equity compensation arrangements and stockholders’ interests:

No Discounting of Stock Options. The 2014 Plan prohibits the granting of stock options and stock appreciation rights with an exercise price less than the fair market value of our Common Stock on the date of grant.

No Repricing or Replacement of Underwater Stock Options. The 2014 Plan prohibits, without stockholder approval, actions to amend any outstanding option award to lower the exercise price, cancel and replace any outstanding option award with an option award having a lower exercise price or repurchase any option at any time when the fair market value of the Common Stock is less than the option exercise price.

Limitation on Terms of Stock Options. The maximum term of each stock option is ten years.

Minimum Vesting Period. The 2014 Plan provides for minimum vesting periods of at least three years (with pro rata vesting over such period permitted) for time-based grants and one year for performance-based grants, subject in each case to an exception for up to 5% of the total shares authorized for issuance under the 2014 Plan for which our Board of Directors may retain discretion.

No Waiver or Acceleration of Vesting Periods. Authority to accelerate the exercisability or vesting or otherwise terminate restrictions related to an award under the 2014 Plan may be exercised only in connection with a participant’s death, disability, or retirement; in connection with a Corporate Change (as defined below); upon certain dispositions; and subject to an exception for up to 5% of the total shares authorized for issuance under the 2014 Plan for which our Board of Directors may retain discretion.

No Dividends on Unearned Performance Awards. The 2014 Plan prohibits payment of dividends or dividend equivalents on performance-based awards until the performance conditions have been satisfied, although dividends and dividend equivalents may accrue subject to satisfaction of such performance conditions.

No Liberal Definition of “Change in Control.” No corporate change or change in control would be triggered solely by stockholder approval of a business combination transaction.

Clawback. Awards granted under the 2014 Plan are subject to a clawback or other recovery by the Company to the extent necessary to comply with applicable law including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any Securities and Exchange Commission rule. In line with current practice, the MD&C Committee, in its discretion, may also specify clawback and/or recovery provisions in award agreements under the 2014 Plan.

Code Section 162(m) Eligibility. Provides flexibility to grant awards under the 2014 Plan that are intended to qualify as “performance-based compensation” under Code Section 162(m).

Effect of Proposal on Existing Incentive Compensation Plans

The Company has outstanding equity-based compensation awards under its 2000 Stock Incentive Plan, 2004 Stock Incentive Plan and 2009 Stock Incentive Plan. Only our 2009 Stock Incentive Plan (the “2009 Plan”) is currently available for making additional equity-based grants. If stockholders do not approve the 2014 Plan, then the 2009 Plan will remain in effect in accordance with its terms. However, there will be insufficient shares available under the 2009 Plan to make annual awards and to provide grants to new hires in the coming years. In this event, the MD&C Committee would be required to significantly revise its compensation philosophy and devise other programs to attract, retain and compensate its employees and non-employee directors.

Determination of Maximum Aggregate Authorized Shares

In determining the maximum aggregate number of authorized shares under the 2014 Plan for which stockholder approval is being sought, the MD&C Committee considered a number of factors, including:

Number of Eligible Employees. Based on current equity award granting practices, grants would be limited to approximately 800 employees (including executive officers) and non-employee directors under the 2014 Plan.

Historical Amounts of Equity Awards. Our three-year annual number of shares granted, calculated on our understanding of the methodology utilized by the Proxy Advisory Services division of Institutional Shareholder Services, Inc. (“ISS”), was approximately 4.554 million shares in 2013, 3.021 million shares in 2012, and 9.825 million shares in 2011. However, these amounts are not necessarily indicative of the shares that might be awarded in future years under the 2014 Plan.

Historical Equity Award Burn Rate. Our three-year average annual equity grant rate, or “burn rate,” for the 2011-2013 period, calculated on our understanding of the methodology utilized by ISS, was 1.24%, which was lower than ISS’s maximum burn rate guidance of 4.37% for our industry classification.

Current and Projected Overhang Percentage. As of December 31, 2013, we had 16.532 million shares of Common Stock subject to outstanding equity awards or available for future equity awards under our equity compensation plans, which represented approximately 3.27% of fully diluted common shares outstanding, calculated on our understanding of the methodology utilized by ISS. The 23.8 million new shares proposed to be included in the 2014 Plan share reserve would increase the overhang percentage by an additional 4.71% to approximately 7.98%.

Anticipated Duration. If we continue making equity awards consistent with our practices over the past three years as set forth above, we estimate that the shares available for future awards, including the 23.8 million additional shares if the 2014 Plan is approved, will be sufficient for 2014 Plan awards for at least three years. However, the three-year estimate provided in the preceding sentence is provided for illustrative purposes only and the MD&C Committee retains the discretion to change its grant practices, subject to the limits set forth in the 2014 Plan.

Summary of Principal Features of the 2014 Plan

The principal features of the 2014 Plan are summarized below. The following summary of the 2014 Plan does not purport to be a complete description of all of the provisions of the 2014 Plan. It is qualified in its entirety by reference to the complete text of the 2014 Plan, which is attached to this Proxy Statement as Annex A.

Eligibility. Awards may be granted under the 2014 Plan only to persons who, at the time of grant, are employees, consultants, or directors of the Company or its affiliates. Incentive stock options may be granted only to employees of the Company or its subsidiaries. As of March 17, 2014, approximately 42,700 employees, including 14 executive officers and seven non-employee directors would be eligible to receive grants under the 2014 Plan. However, under the Company’s current equity award granting practices, grants would be limited to approximately 800 employees (including executive officers) and non-employee directors. Under the 2014 Plan, consultants would also be eligible to receive grants; however, it has not been our practice, and it is not our current intention to grant equity awards to non-employee consultants.

Administration. The 2014 Plan may be administered by the MD&C Committee or by such other committee comprised of two or more non-employee directors appointed by the Board to administer the 2014 Plan (the MD&C Committee, or such other duly appointed committee, referred to for purposes of this proposal as the “MD&C Committee”). Subject to the terms of the 2014 Plan, the MD&C Committee shall have total and exclusive responsibility to control, operate, manage and administer the 2014 Plan in accordance with its terms, including, without limitation, selecting the individuals to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards. The 2014 Plan generally gives the MD&C Committee broad authority, subject to the terms of the 2014 Plan, to enable it to discharge its responsibilities with respect to the 2014 Plan and, subject to certain limitations, delegate such authority to certain of our officers. However, authority to accelerate the exercisability or vesting or otherwise terminate restrictions related to an award under the 2014 Plan may be exercised only in connection with a participant’s death, disability, or retirement; in connection with a Corporate Change (as defined below); upon certain dispositions; and or to the extent such actions involve an aggregate number of shares of Common Stock not in excess of 5% of the total shares authorized for issuance under the 2014 Plan.

Number of Authorized Shares. The aggregate maximum number of shares of Common Stock that may be issued under the 2014 Plan, and the aggregate maximum number of shares of Common Stock that may be issued under the 2014 Plan through Incentive Stock Options, shall not exceed 23,800,000, plus (a) any shares remaining available for issuance under the 2009 Plan as of the date the 2014 Plan becomes effective and (b) any shares of

Common Stock subject to outstanding awards under the 2009 Plan that are subsequently canceled or forfeited, or terminate, expire or lapse for any reason or any shares of Common Stock that otherwise subsequently become available under the 2009 Plan. In the discretion of the MD&C Committee, the shares of Common Stock issuable under the 2014 Plan will consist of authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares. As of March 17, 2014, a total of approximately 465,192,040 shares of Common Stock were outstanding.

Shares shall be deemed to have been issued under the 2014 Plan only to the extent actually issued and delivered pursuant to an award. To the extent that an award lapses or the rights of its holder terminate, any shares of Common Stock subject to such award shall again be available for the grant of an award under the 2014 Plan. In addition, shares issued under the 2014 Plan and forfeited back to the 2014 Plan, shares surrendered in payment of the exercise price or purchase price of an award, and shares withheld for payment of applicable employment taxes and/or withholding obligations associated with an award shall again be available for the grant of an award under the 2014 Plan. In addition, the number of shares authorized under the plan is subject to adjustment in the case of corporate events such as recapitalizations, stock splits and stock dividends, as described below.

Per Participant Limitations. Subject to certain adjustments for reorganization and recapitalization as set forth in the 2014 Plan, (i) the maximum number of shares of Common Stock that may be subject to awards denominated in shares of Common Stock granted to any one individual during any calendar year may not exceed 1,500,000 shares and (ii) the maximum amount of compensation that may be paid under all performance awards denominated in cash (including the fair market value of any shares of Common Stock paid in satisfaction of such performance awards) granted to any one individual during any calendar year may not exceed $7,000,000.

Limits on Awards to Non-Employee Directors. The aggregate grant date fair value (computed in accordance with applicable accounting rules) of all awards granted to any non-employee director during any calendar year shall not exceed $500,000.

Adjustments for Capital Structure Changes. If the Company recapitalizes, reclassifies its capital stock, otherwise changes its capital structure, effects a subdivision or consolidation of shares of Common Stock or pays a stock dividend on Common Stock without receipt of consideration by the Company, the number and class of shares of Common Stock or other property covered by an award and the purchase price per share of Common Stock or other consideration subject to such award shall be equitably adjusted as set forth in the 2014 Plan. In addition, the MD&C Committee may, at its discretion, make adjustments to awards upon certain other non-ordinary distributions or changes in capitalization.

Minimum Vesting Period. Restricted stock awards and phantom stock awards that vest as a result of the passage of time and continued service by the participant are subject to a minimum vesting period of three years from the date of grant (but with permissible pro rata vesting over such period). Awards whose vesting is subject to the achievement of specified performance criteria over a performance period shall be subject to a minimum performance period of one year. Notwithstanding the foregoing, such minimum vesting periods shall not apply (i) to terminations of employment due to death, disability or retirement, (ii) upon a change in control of the company, (iii) to substitute awards (not reducing the vesting periods of the Awards being replaced) and (iv) to Awards involving an aggregate number of shares of Common Stock not in excess of 5% of the total shares authorized for issuance under the 2014 Plan.

No Repricing or Repurchase of Underwater Options. The MD&C Committee may not, without approval of the stockholders of the Company, amend any outstanding option agreement to lower the exercise or grant price of a stock option, cancel and replace any outstanding option agreement with an option agreement having a lower exercise or grant price, or repurchase any option at a time when the fair market value of the Common Stock is less than the exercise or grant price, except in each case, in the event of a reorganization or recapitalization event, as set forth in the 2014 Plan.

Clawback. All cash and equity awards granted under the 2014 Plan will be subject to the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act regarding the recovery of compensation, any implementing rules and regulations under such act, any policies adopted by the Company to implement such requirements, and any other compensation recovery policies as may be adopted from time to time by the Company and contained in award agreements for grants under the 2014 Plan.

Transferability. Awards are generally not transferable other than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) with the consent of the MD&C Committee.

Types of Awards

The 2014 Plan permits the granting of any or all of the following types of awards:

Stock Options. Stock options entitle the holder to purchase a specified number of shares of Common Stock at a specified price (the exercise price), subject to the terms and conditions of the stock option grant. The MD&C Committee may grant either incentive stock options, which must comply with Code Section 422, or nonqualified stock options. The MD&C Committee sets exercise prices and terms, except that stock options must be granted with an exercise price not less than 100% of the fair market value of the Common Stock on the date of grant. In addition, if the recipient of an incentive stock option is a 10% or greater stockholder, the exercise price for the incentive stock option may not be less than 110% of the fair market value on the date of grant. Fair market value generally means, as of a given date, the average of the highest and lowest sales price per share of such Common Stock on the New York Stock Exchange. At the time of grant, the MD&C Committee determines the terms and conditions of stock options, including the quantity, exercise price, vesting and forfeiture conditions, term (which cannot exceed ten years) and other conditions on exercise.

Stock Appreciation Rights. The MD&C Committee may grant stock appreciation rights, or SARs, as a right in tandem with the number of shares underlying stock options granted under the 2014 Plan or as a freestanding award. Upon exercise, SARs entitle the holder to receive payment per share in stock or cash, or in a combination of stock and cash, as determined by the MD&C Committee, equal to the excess of the share’s fair market value on the date of exercise over the grant price of the SAR. The grant price of a tandem SAR is equal to the exercise price of the related stock option and the grant price for a freestanding SAR is determined by the MD&C Committee in accordance with the procedures described above for stock options. Exercise of an SAR issued in tandem with a stock option will reduce the number of shares underlying the related stock option to the extent of the SAR exercised. At the time of grant, the MD&C Committee determines the terms and conditions of SARs, including the quantity, grant price, vesting and forfeiture conditions, term and other conditions on exercise.

Restricted Stock, Phantom Stock Awards (including Restricted Stock Units) and Other Stock-Based Awards. The MD&C Committee may grant awards of restricted stock, which are shares of Common Stock subject to specified restrictions, and phantom stock awards, which represent the right to receive shares of the Common Stock in the future or an amount equal to any appreciation in the fair market value of the Common Stock over a specified period of time. These awards may be made subject to repurchase, forfeiture or vesting restrictions at the MD&C Committee’s discretion. The restrictions may be based on continuous service with the Company or the attainment of specified performance goals, as determined by the MD&C Committee. Aside from the risk of forfeiture and non-transferability, an award of restricted stock may entitle the participant to the rights of a stockholder, including the right to vote the shares and to receive dividends, which dividends could be either forfeitable or non-forfeitable. Phantom stock awards may be paid in stock or cash or a combination of stock and cash, as determined by the MD&C Committee, and may include dividend equivalent rights; provided, however, with respect to performance-based awards and time-vested phantom stock awards, dividends and dividend equivalents may only be paid after the applicable vesting period and performance period on awards earned.

The MD&C Committee may also grant other types of equity or equity-based awards subject to the terms of the 2014 Plan, and any other terms and conditions determined by the MD&C Committee, including bonus stock awards that are not required to be subject to performance criteria, forfeiture or vesting restrictions.

Performance Awards. The MD&C Committee may grant performance awards, which entitle participants to receive a payment from the Company, the amount of which is based on the attainment of performance goals established by the MD&C Committee over a specified period of time. Performance awards may be denominated in shares of Common Stock or in cash, and may be paid in stock or cash or a combination of stock and cash, as determined by the MD&C Committee. Under the 2014 Plan, the MD&C Committee may grant performance awards either intended or not intended to qualify as “performance-based compensation” under Code Section 162(m).

Performance-Based Compensation under Section 162(m)

Performance Goals and Criteria. Under Code Section 162(m), we generally are prohibited from deducting compensation paid to our principal executive officer and our three other most highly compensated executive officers (other than our principal financial officer) in excess of $1 million per person in any year. The Section 162(m) deduction limit does not apply to qualified “performance-based compensation” that is established by an independent compensation committee and adequately disclosed to, and approved by, stockholders. In particular, stock options and SARs satisfy the performance-based requirement only if the maximum number of shares of Common Stock subject to such awards that can be granted to any particular participant within a specified period is limited under the 2014 Plan, and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date).

If the MD&C Committee intends to qualify a performance award under the 2014 Plan as “performance-based” compensation under Code Section 162(m), the performance goals may be one or more performance measures established by the MD&C Committee that are based on (i) the price of a share of Common Stock, (ii) earnings per share, (iii) market share, (iv) revenues or sales, (v) operating income or operating income margin, (vi) net income or net income margin (before or after taxes), (vii) cash flow or return on investment, (viii) earnings or earnings margin before or after interest, taxes, depreciation, and/or amortization, (ix) economic value added, (x) return on capital, assets, or stockholders’ equity, (xi) debt level or debt reduction, (xii) cost reduction targets, (xiii) total stockholders’ return, or (xiv) any combination of the foregoing. The performance measures described in the preceding sentence may be absolute, relative to one or more other companies, relative to one or more indexes, or measured by reference to the Company alone, one or more business units or affiliates of the Company alone, or the Company together with one or more of its business units or affiliates. On the other hand, if a Performance Award is not intended to be qualified performance-based compensation under Code Section 162(m), the MD&C Committee has discretion to establish an appropriate performance measure. Our MD&C Committee will determine in its sole discretion whether all or any portion of a performance award is intended to satisfy the requirements for “performance-based” compensation under Code Section 162(m).

In addition, subject to any limitations under Code Section 162(m), such performance measures may be subject to adjustment by the MD&C Committee for changes in accounting principles, to satisfy regulatory requirements and other specified significant extraordinary items or events.

Effect of a Corporate Change

In the event of a Corporate Change (as defined below), the MD&C Committee shall, in connection with such Corporate Change, take one of the following actions with respect to outstanding awards under the 2014 plan (which may vary among participants and awards), which such actions may be taken without the consent of any participant or holder of an award: (i) accelerate the time at which stock options or SARs then outstanding may be exercised so that such awards may be exercised in full for a limited period of time on or before a specified date

(before or after such Corporate Change) fixed by the MD&C Committee, after which specified date all such unexercised awards and all rights of participants thereunder shall terminate; (ii) require the mandatory surrender to the Company by all or selected participants of some or all of the outstanding stock options or SARs held by such participants (irrespective of whether such awards are then exercisable under the provisions of the 2014 Plan) as of a date, before or after such Corporate Change, specified by the MD&C Committee, in which event the MD&C Committee shall thereupon cancel such awards and the Company shall pay (or cause to be paid) to each participant an amount of cash per share equal to the excess, if any, of Change of Control Value (as defined in the 2014 Plan) of the shares subject to such awards over the exercise price(s) under such awards for such shares; or (iii) make such adjustments in the number and type of shares (or other securities or property) subject to outstanding awards as the MD&C Committee deems appropriate to reflect such Corporate Change and prevent the dilution or enlargement of rights, including, without limitation, adjusting such an award to provide that the number and class of shares of Common Stock covered by such award shall be adjusted so that such award shall thereafter cover securities of the surviving or acquiring corporation or other property (including, without limitation, cash) as determined by the MD&C Committee in its sole discretion.

The 2014 Plan deems a “Corporate Change” to have occurred if (i) the Company shall not be the surviving entity in any consummated merger, consolidation or other business combination or reorganization (or survives only as a subsidiary of an entity), (ii) the Company sells, leases, or exchanges all or substantially all of its assets to any other person or entity, (iii) the Company is dissolved and liquidated, (iv) any person or entity, including a “group” (as contemplated by section 13(d)(3) of the Securities Exchange Act of 1934, as amended) acquires or gains ownership or control (including, without limitation, the power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of directors of the Company, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board of Directors.

Term, Termination and Amendment of the 2014 Plan

The Board of Directors in its discretion may terminate the 2014 Plan at any time with respect to any shares of Common Stock for which awards have not been granted. The Board of Directors shall have the right to alter or amend the 2014 Plan or any part thereof from time to time; provided that no change in the 2014 Plan may be made that would materially impair the rights of a participant with respect to an outstanding award without the consent of the participant, and the Board of Directors may not, without approval of the stockholders of the Company, (i) amend the 2014 Plan to increase the aggregate maximum number of shares that may be issued under the 2014 Plan, increase the aggregate maximum number of shares that may be issued under the 2014 Plan through Incentive Stock Options, or change the class of individuals eligible to receive awards under the 2014 Plan, or (ii) amend or delete the restriction on repricing of options.

New Plan Benefits and Previous Awards

A new plan benefits table for the 2014 Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the 2014 Plan if the 2014 Plan was then in effect, as described in the SEC’s proxy rules, are not provided because all awards made under the 2014 Plan will be made at the MD&C Committee’s discretion, subject to the terms of the 2014 Plan. Therefore, the benefits and amounts that will be received or allocated under the 2014 Plan are not determinable at this time, and a New Plan Benefits Table has not been provided.

In 2013, we granted awards under the 2009 Plan to our named executive officers, outside directors and to other eligible employees. The 2013 grants to the named executive officers are reflected in the Grants of Plan-Based Awards table above. The equity grant program for our non-employee directors is described under the Non-Employee Director Compensation section in this Proxy Statement.

Federal Income Tax Information

The following is a brief summary of the U.S. federal income tax consequences of the 2014 Plan generally applicable to the Company and to participants in the 2014 Plan who are subject to U.S. federal taxes. The summary is based on the Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this Proxy Statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws. The specific tax consequences to a participant will depend upon a participant’s individual circumstances.

Nonqualified Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our Common Stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The participant’s tax basis for the Common Stock acquired under a nonqualified stock option will be equal to the exercise price paid for such Common Stock, plus any amounts included in the participant’s income as compensation.

Incentive Stock Options. A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment with us or a 50%-or-more owned subsidiary or within three months after such employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes. However, the amount by which the fair market value of Common Stock on the exercise date of an incentive stock option exceeds the exercise price generally will constitute an item that increases the participant’s “alternative minimum taxable income.” The federal alternative minimum tax may produce significant tax repercussions depending upon the participant’s particular tax status. In addition, to the extent that the fair market value (determined as of the date of grant) of the Common Stock with respect to which the participant’s incentive stock options are exercisable for the first time during any year exceeds $100,000, the incentive stock options for the Common Stock over $100,000 will be treated as nonqualified stock options, and not incentive stock options for federal tax purposes. The tax consequences of an untimely exercise of an incentive stock option will be determined in accordance with rules applicable to nonqualified stock options, discussed below.

If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the stock option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be. The participant’s basis in the Common Stock will be increased by an amount equal to the amount treated as ordinary income due to such disqualifying disposition. In this case, we may claim an income tax deduction at the time of the disqualifying disposition for the amount taxable to the participant as ordinary income.

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of Common Stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.

Stock Appreciation Rights. A participant generally will not recognize taxable income upon the grant or vesting of an SAR with a grant price at least equal to the fair market value of our Common Stock on the date of grant and no additional deferral feature. Upon the exercise of an SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Restricted Stock Awards, Phantom Stock Awards (including Restricted Stock Units), and Performance Awards. A participant generally will not have taxable income upon the grant of restricted stock, phantom stock awards, including restricted stock units or performance awards. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock awards only, a participant may instead elect under Code Section 83(b) within 30 days of the date of transfer of the restricted shares to be taxed at ordinary income tax rates on the full fair market value of the restricted shares over the purchase price, if any, of such shares. If the election is made, the basis of the shares so acquired will be equal to the fair market value at the time of grant plus the purchase price (if any) paid by the participant. No tax will be payable upon the subsequent lapse or release of the restrictions, and any gain or loss upon disposition will be a capital gain or loss.

Unrestricted Stock Awards. Upon receipt of an unrestricted stock award, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid by the participant with respect to the shares.

Other Stock or Cash-Based Awards. The U.S. federal income tax consequences of other stock or cash-based awards will depend upon the specific terms of each award.

Tax Consequences to the Company. In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Code Section 280G and is not disallowed by the $1,000,000 limitation on certain executive compensation under Code Section 162(m) described above.

Code Section 409A. Certain awards under the 2014 Plan may be considered “nonqualified deferred compensation” subject to Code Section 409A, which imposes additional requirements on the payment of deferred compensation. Generally, options and SARs with an exercise price at least equal to the fair market value of the underlying Common Stock on the date of grant and restricted stock will not be considered deferred compensation if such awards do not include any other feature providing for the deferral of compensation. Failure to follow the provisions of Code Section 409A can result in taxation to the grantee of a 20% additional tax and interest on the taxable amount and, depending on the state, additional state taxes. We intend that awards granted under the 2014 Plan comply with, or otherwise be exempt from, Code Section 409A, but make no representation or warranty to that effect.

Employment Tax. In general, the amount that a participant recognizes as ordinary income under an award also is treated as “wages” for purposes of the Federal Insurance Contributions Act (“FICA”). The participant and the company must pay equal amounts of federal employment tax under FICA with respect to the participant’s wages. Such amounts are subject to tax withholding by us.

Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the 2014 Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of Common Stock or otherwise settle an award under the 2014 Plan until all tax withholding obligations are satisfied.

Vote Required for Approval

Approval of the 2014 Plan requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE 2014 STOCK INCENTIVE PLAN.

STOCKHOLDER PROPOSAL

(ITEM 5 ON THE PROXY CARD)

Waste Management is not responsible for the content of this stockholder proposal or supporting statement.

The following proposal was submitted by the New York State Common Retirement Fund, 633 Third Avenue — 31st Floor, New York, NY 10017, which owns 1,334,317 shares of Waste Management Common Stock and the International Brotherhood of Teamsters General Fund as co-proponent. The proposal has been included verbatim as we received it.

Stockholder Proposal

Resolved, that the shareholders of Waste Management, Inc. (“Company”) hereby request that the Company provide a report, updated semiannually, disclosing the Company’s:

1.	Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.
2.	Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

a.	The identity of the recipient as well as the amount paid to each; and

b.	The title(s) of the person(s) in the Company responsible for decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website.

Stockholder Supporting Statement

As long-term shareholders of Waste Management, we support transparency and accountability in corporate spending on political activities. These include any activities considered intervention in any political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations; independent expenditures; or electioneering communications on behalf of federal, state or local candidates.

Disclosure is in the best interest of the company and its shareholders and critical for compliance with federal ethics laws. Moreover, the Supreme Court’s Citizens United decision recognized the importance of political spending disclosure for shareholders when it said, “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.” Gaps in transparency and accountability may expose the company to reputational and business risks that could threaten long-term shareholder value.

Waste Management contributed at least $7,622,951 in corporate funds since the 2003 election cycle. (CQ:

http://moneyline.cq.com and National Institute on Money in State Politics: http://www.followthemoney.org)

However, relying on publicly available data does not provide a complete picture of the Company’s political spending. For example, the Company’s payments to trade associations used for political activities are undisclosed and unknown. In some cases, even management does not know how trade associations use their company’s money politically. The proposal asks the Company to disclose all of its political spending, including payments to trade associations and other tax exempt organizations used for political purposes. This would bring our Company in line with a growing number of leading companies, including Qualcomm, Exelon, Merck and Microsoft that support political disclosure and accountability and present this information on their websites.

The Company’s Board and its shareholders need comprehensive disclosure to be able to fully evaluate the political use of corporate assets. We urge your support for this critical governance reform.

Waste Management Response to Stockholder Proposal Regarding Disclosure of Political Contributions

The Board recommends that stockholders vote AGAINST this proposal.

The Company is fully committed to complying with all applicable laws concerning political contributions, including laws requiring public disclosure of political contributions and lobbying expenses. Accordingly, the Board believes this proposal is unnecessary because a comprehensive system of reporting and accountability for political contributions already exists, and the Company publicly discloses its participation in the political process in support of its business interests.

Current law limits the amounts of political contributions that are permissible, restricts the organizations or entities that can receive corporate funding, and establishes a clear accountability system enforced by regulatory agencies in the United States. Political contributions or donations made by the Company are required to be disclosed under federal, state and local campaign finance law. The Company fully complies with these disclosure and reporting requirements. As a result, information on the Company’s political contributions is available to stockholders and interested parties through public sources.

In addition, the Company already discloses its policies and procedures for participation in public policy processes (including political contributions process criteria and disclosure and stances on key policy issues). This information, which has historically been included in the Company’s sustainability reports, has been updated and aggregated into the Company’s new policy entitled “Participation in the Political Process.” Stockholders and interested parties can easily access this policy under the Investor Relations – Corporate Governance tab at www.wm.com. The Company also makes all its employees aware annually of its policies and procedures pertaining to political contributions in the Company’s Code of Conduct, disseminated to all employees. It too is available to the public under the Investor Relations – Corporate Governance tab at www.wm.com.

Waste Management believes it is important to participate in the political process because it is of intrinsic benefit to our business and employees. We do not expect the candidates to whom we contribute funds to agree with our positions on all issues at all times. We do however seek to support candidates who recognize the importance of the environmental services we provide, while also recognizing that a fair, free market system provides the best environment for continued improvement of cost-effective services.

Contributions of funds from the Company’s Political Action Committee (“PAC”) to federal, state and local candidates and all other Company contributions are approved, in advance, by the Government Affairs Department. The PAC files monthly reports of receipts and disbursements to the Federal Election Commission (“FEC”), as well as pre-election and post-election FEC reports. Those publicly available reports identify the names of candidates supported and amounts contributed by the PAC. In addition, all political contributions to federal candidates over $200 are publicly disclosed by the FEC. Under the Lobbying Disclosure Act of 1995, the Company submits to Congress semi-annual reports of amounts spent on lobbying and the subjects lobbied, which are also publicly available. Those reports have been submitted quarterly since April 2008 under the Honest Leadership and Open Government Act of 2007, and semi-annual reports include a list of all federal election candidates to whom the PAC contributed during the previous six months.

As further addressed in the Company’s Participation in the Political Process Policy, the Company is a member of various trade or business associations to advance and protect its business interests. Illustratively, these interests have included, and the associations have aided the Company’s advocacy for, renewable energy treatment for landfill gas-to-energy and waste-to-energy, incentives for natural gas vehicles and infrastructure, environmental justice, and the continued interstate transport of waste. The political activity of such associations is not necessarily representative of a position of the Company.

The Board believes disclosure of the Company’s current policies and practices with regard to political contributions, together with applicable federal, state and local reporting requirements, provide appropriate transparency of our political participation. Undertaking the obligations as set forth in the proposal would result in additional time and expense to the Company with little, if any, corresponding benefit for stockholders. Accordingly, the Board recommends that you vote against this proposal.

Vote Required for Approval

If this proposal is properly presented at the meeting, approval requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THE ADOPTION OF THIS PROPOSAL.

OTHER MATTERS

We do not intend to bring any other matters before the annual meeting, nor do we have any present knowledge that any other matters will be presented by others for action at the meeting. If any other matters are properly presented, your proxy card authorizes the people named as proxy holders to vote using their judgment.

ANNEX A

WASTE MANAGEMENT, INC.

2014 STOCK INCENTIVE PLAN

I. PURPOSE OF THE PLAN

The purpose of the WASTE MANAGEMENT, INC. 2014 STOCK INCENTIVE PLAN (the “Plan”) is to provide a means through which WASTE MANAGEMENT, INC., a Delaware corporation (the “Company”), and its Affiliates may attract and retain able persons to serve as Directors or Consultants or to enter the employ of the Company and its Affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership or other awards, thereby strengthening their concern for the welfare of the Company and its Affiliates and their desire to remain employed by, or continue providing services to, the Company and its Affiliates. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Affiliates. Accordingly, the Plan provides for granting Incentive Stock Options, Options that do not constitute Incentive Stock Options, Restricted Stock Awards, Performance Awards, Phantom Stock Awards, Bonus Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular Employee, Consultant, or Director as provided herein.

II. DEFINITIONS

The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

(a) “Affiliate” means any corporation, partnership, limited liability company or partnership, association, trust, or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

(b) “Award” means, individually or collectively, any Option, Restricted Stock Award, Performance Award, Phantom Stock Award, or Bonus Stock Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Bonus Stock Award” means an Award granted under Paragraph XI of the Plan.

(e) “Bonus Stock Award Agreement” means a written agreement between the Company and a Participant with respect to a Bonus Stock Award.

(f) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(g) “Committee” means the Management Development and Compensation Committee of the Board or such other committee that is selected by the Board, in conformance with Paragraph IV(a).

(h) “Common Stock” means the common stock, par value $0.01 per share, of the Company, or any security into which such common stock may be changed by reason of any transaction or event of the type described in Paragraph XII.

(i) “Company” means Waste Management, Inc., a Delaware corporation.

(j) “Consultant” means any person who is not an Employee or a Director and who is providing advisory or consulting services to the Company or any Affiliate.

(k) “Corporate Change” shall have the meaning assigned to such term in Paragraph XII(c) of the Plan.

(l) “Director” means an individual who is a member of the Board, or, where the context of the Plan so permits, a member of the board of directors (or any analogous governing body) of an Affiliate of the Company.

(m) “Dividend Equivalents” means an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable by the Company on one share of Common Stock to stockholders of record, which, in the discretion of the Committee, may be awarded in connection with any Award under the Plan on a like number of shares of Common Stock under such Award.

(n) “Effective Date” shall have the meaning assigned to such term in Paragraph III.

(o) “Employee” means any person (including a Director) in an employment relationship with the Company or any Affiliate.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Fair Market Value” means, as to a share of Common Stock, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the average of the highest and lowest sales price per share of such Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if shares of Common Stock are not so listed but are quoted by The Nasdaq Stock Market, Inc., the average of the highest and lowest sales price per share of Common Stock reported on the consolidated transaction reporting system for The Nasdaq Stock Market, Inc., or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing as quoted by The Nasdaq Stock Market, Inc. on that date, (iii) if shares of Common Stock are not so listed or quoted, the average of the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations are available, as reported by The Nasdaq Stock Market, Inc., or, if not reported by The Nasdaq Stock Market, Inc., by the National Quotation Bureau Incorporated or (iv) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose consistent with the requirements of section 409A of the Code.

(r) “Incentive Stock Option” means an incentive stock option within the meaning of section 422 of the Code.

(s) “Option” means an Award granted under Paragraph VII of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options that do not constitute Incentive Stock Options to purchase Common Stock.

(t) “Option Agreement” means a written agreement between the Company and a Participant with respect to an Option.

(u) “Participant” means an Employee, Consultant, or Director who has been granted an Award.

(v) “Performance Award” means an Award granted under Paragraph IX of the Plan.

(w) “Performance Award Agreement” means a written agreement between the Company and a Participant with respect to a Performance Award.

(x) “Performance Measure” means one or more performance measures established by the Committee that are based on (i) the price of a share of Common Stock, (ii) earnings per share, (iii) market share, (iv) revenues or sales, (v) operating income or operating income margin, (vi) net income or net income margin (before or after taxes), (vii) cash flow or return on investment, (viii) earnings or earnings margin before or after interest, taxes, depreciation, and/or amortization, (ix) economic value added, (x) return on capital, assets, or stockholders’ equity, (xi) debt level or debt reduction, (xii) cost reduction targets, (xiii) total stockholders’ return, or (xiv) any combination of the foregoing. The performance measures described in the preceding sentence may be absolute, relative to one or more other companies, relative to one or more indexes, or measured by reference to the Company alone, one or more business units or Affiliates of the Company alone, or the Company together with one or more of its business units or Affiliates. In addition, subject to any limitations under section 162(m) of the Code, such performance measures may be subject to adjustment by the Committee for changes in accounting principles, to satisfy regulatory requirements and other specified significant extraordinary items or events. Notwithstanding the foregoing, if a Performance Award is not intended to be qualified performance-based compensation under section 162(m) of the Code, Performance Measure means such achievement of goals as may be established by the Committee.

(y) “Phantom Stock Award” means an Award granted under Paragraph X of the Plan.

(z) “Phantom Stock Award Agreement” means a written agreement between the Company and a Participant with respect to a Phantom Stock Award.

(aa) “Plan” means the Waste Management, Inc. 2014 Stock Incentive Plan, as amended from time to time.

(bb) “Prior Plan” means the Waste Management, Inc. 2009 Stock Incentive Plan.

(cc) “Restricted Stock Agreement” means a written agreement between the Company and a Participant with respect to a Restricted Stock Award.

(dd) “Restricted Stock Award” means an Award granted under Paragraph VIII of the Plan.

(ee) “Rule 16b-3” means Securities Exchange Commission Rule 16b-3 promulgated under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation, or statute fulfilling the same or a similar function.

(ff) “Stock Appreciation Right” means a right to acquire, upon exercise of the right, Common Stock and/or, in the sole discretion of the Committee, cash having an aggregate value equal to the then excess of the Fair Market Value of the shares with respect to which the right is exercised over the exercise price therefor. The Committee shall retain final authority to determine whether a Participant shall be permitted, and to approve an election by a Participant, to receive cash in full or partial settlement of a Stock Appreciation Right.

III. EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan shall become effective following (a) its adoption by the Board and (b) its approval by the stockholders of the Company within 12 months of such adoption in a manner that satisfies the requirements of section 422 of the Code and the regulations thereunder (the “Effective Date”). Notwithstanding any provision in the Plan to the contrary, no Option shall be exercisable, no Restricted Stock Award or Bonus Stock Award shall be granted, and no Performance Award or Phantom Stock Award shall vest or become satisfiable prior to the Effective Date. No further Awards may be granted under the Plan after 10 years from the Effective Date. The Plan shall remain in effect until all Options granted under the Plan have been exercised or expired, all Restricted Stock Awards granted under the Plan have vested or been forfeited, and all Performance Awards, Phantom Stock Awards, and Bonus Stock Awards have been satisfied or expired.

IV. ADMINISTRATION

(a) Composition of Committee. The Plan shall be administered by a committee of, and appointed by, the Board that shall be comprised solely of two or more outside Directors (within the meaning of the term “outside directors” as used in section 162(m) of the Code and applicable interpretive authority thereunder and within the meaning of the term “Non-Employee Director” as defined in Rule 16b-3).

(b) Powers. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine which Employees, Consultants, or Directors shall receive an Award, the time or times when such Award shall be made, the type of Award that shall be made, the number of shares of Common Stock to be subject to each Option, Restricted Stock Award, or Bonus Stock Award, and the number of shares of Common Stock to be subject to or the value of each Performance Award or Phantom Stock Award. In making such determinations the Committee shall take into account the nature of the services rendered by the respective Employees, Consultants, or Directors, their present and potential contribution to the Company’s success, and such other factors as the Committee in its sole discretion shall deem relevant.

(c) Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the respective agreements executed hereunder, to prescribe, amend, suspend or waive rules and regulations relating to the Plan, to determine the terms, restrictions, and provisions of the agreement relating to each Award, including such terms, restrictions, and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may, in its discretion, amend the terms of any Award Agreement provided the amendment (i) is not adverse to the Participant, or (ii) is consented to by the Participant. Notwithstanding the foregoing, the authority to accelerate the exercisability or vesting or otherwise terminate restrictions related to an Award may be exercised only in connection with a Participant’s death, disability, retirement, in connection with a Corporate Change or the sale of one or more subsidiaries or divisions, or to the extent such actions involve an aggregate number of shares of Common Stock not in excess of 5% of the total shares authorized for issuance under the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating to an Award in the manner and to the extent the Committee shall deem expedient to carry the Plan or any such agreement into effect. All determinations and decisions made by the Committee on the matters referred to in this Paragraph IV and in construing the provisions of the Plan shall be conclusive.

(d) Delegation of Authority by the Committee. Notwithstanding the preceding provisions of this Paragraph IV or any other provision of the Plan to the contrary, subject to the constraints of applicable law, the Committee may from time to time, in its sole discretion, delegate to the Chief Executive Officer of the Company (the “CEO”) the administration (or interpretation of any provision) of the Plan, and the right to grant Awards under the Plan, insofar as such administration (and interpretation) and power to grant Awards relates to any person who is not then subject to section 16 of the Exchange Act (including any successor section to the same or similar effect). Any such delegation may be effective only so long as the CEO is a member of the Board, and the Committee may revoke such delegation at any time. The Committee may put any conditions and restrictions on the powers that may be exercised by the CEO upon such delegation as the Committee determines in its sole discretion. In the event of any conflict in a determination or interpretation under the Plan as between the Committee and the CEO, the determination or interpretation, as applicable, of the Committee shall be conclusive.

(e) Authority as to Non-Employee Directors. The Committee’s actions respecting grants of Awards to non-employee Directors shall be in accordance with Board approval.

(f) Liability. No member of the Committee or its delegatee shall be liable for actions or inactions under the Plan except for willful misconduct or as expressly provided by law.

V. SHARES SUBJECT TO THE PLAN; AWARD LIMITS; GRANT OF AWARDS

(a) Shares Subject to the Plan and Award Limits. Subject to adjustment in the same manner as provided in Paragraph XII with respect to shares of Common Stock subject to Options then outstanding, the aggregate maximum number of shares of Common Stock that may be issued under the Plan, and the aggregate maximum number of shares of Common Stock that may be issued under the Plan through Incentive Stock Options, shall not exceed 23,800,000 shares, plus (i) any shares of Common Stock that, as of the Effective Date, are available for issuance under the Prior Plan (and that are not subject to outstanding awards under the Prior Plan) and (ii) any shares of Common Stock subject to outstanding awards under the Prior Plan as of the Effective Date that are subsequently canceled or forfeited, or terminate, expire or lapse for any reason or any shares of Common Stock that otherwise subsequently become available under the Prior Plan. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of its holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award under the Plan. In addition, shares issued under the Plan and forfeited back to the Plan, shares surrendered in payment of the exercise price or purchase price of an Award, and shares withheld for payment of applicable employment taxes and/or withholding obligations associated with an Award shall again be available for the grant of an Award under the Plan. Notwithstanding any provision in the Plan to the contrary, (i) the maximum number of shares of Common Stock that may be subject to Awards denominated in shares of Common Stock granted to any one individual during any calendar year may not exceed 1,500,000 shares and (ii) the maximum amount of compensation that may be paid under all Performance Awards denominated in cash (including the Fair Market Value of any shares of Common Stock paid in satisfaction of such Performance Awards) granted to any one individual during any calendar year may not exceed $7,000,000. The limitations set forth in clauses (i) and (ii) of the preceding sentence shall be applied in a manner that will permit Awards that are intended to provide “performance-based” compensation for purposes of section 162(m) of the Code to satisfy the requirements of such section, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Awards granted to Employees that are canceled or re-priced. Notwithstanding any provision in the Plan to the contrary, the aggregate grant date fair value (computed in accordance with applicable accounting rules) of all Awards granted to any non-employee Director during any calendar year shall not exceed $500,000.

(b) Grant of Awards. The Committee may from time to time grant Awards to one or more Employees, Consultants, or Directors determined by it to be eligible for participation in the Plan in accordance with the terms of the Plan.

(c) Stock Offered. Subject to the limitations set forth in Paragraph V(a), the stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Any of such shares that remain unissued and that are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. The shares of the Company’s stock to be issued pursuant to any Award may be represented by physical stock certificates or may be uncertificated. Notwithstanding references in the Plan to certificates, the Company may deliver uncertificated shares of Common Stock in connection with any Award.

(d) Acquired Companies. If a company is acquired by or combined with the Company and has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available under such pre-existing plan (as adjusted, to the extent appropriate) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for issuance under the Plan. Awards using such available shares shall be made prior to the date that awards could have been made under the pre-existing plan and shall be made to individuals who were not Employees, Consultants or Directors prior to such acquisition or combination. Moreover, shares of

Common Stock respecting Awards granted upon the assumption of, or in substitution or exchange for, awards outstanding under such pre-existing plan shall not reduce the shares of Common Stock authorized for issuance under the Plan.

(e) Minimum Vesting Periods. Restricted Stock Awards and Phantom Stock Awards in the form of restricted stock units that vest as a result of the passage of time and continued service by the Participant shall be subject to a minimum vesting period of three years from the date of grant (but with permissible pro rata vesting over such period). Restricted Stock Awards, Bonus Stock Awards and Performance Awards whose vesting is subject to the achievement of specified performance criteria over a performance period shall be subject to a minimum performance period of one year. Notwithstanding the foregoing, such minimum vesting periods shall not apply (i) to terminations of employment due to death, disability or retirement, (ii) upon a change in control of the Company, (iii) to substitute awards (not reducing the vesting periods of the Awards being replaced) and (iv) to Awards involving an aggregate number of shares of Common Stock not in excess of 5% of the total shares authorized for issuance under the Plan.

VI. ELIGIBILITY

Awards may be granted only to persons who, at the time of grant, are Employees, Consultants, or Directors. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option, an Option that is not an Incentive Stock Option, a Restricted Stock Award, a Performance Award, a Phantom Stock Award, a Bonus Stock Award, or any combination thereof.

VII. STOCK OPTIONS

(a) Option Period. The term of each Option shall be as specified by the Committee at the date of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant.

(b) Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

(c) Special Limitations on Incentive Stock Options. An Incentive Stock Option may be granted only to an individual who is employed by the Company or any “parent corporation” or “subsidiary corporation” (as such terms are defined in section 424 of the Code) of the Company at the time the Option is granted. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations, within the meaning of section 424 of the Code, exceeds $100,000 or such other amount as may be prescribed under section 422 of the Code or applicable regulations or rulings from time to time, such Incentive Stock Options shall be treated as Options that do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury regulations, and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted, the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. Except as otherwise provided in sections 421 or 422 of the Code, an Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative.

(d) Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Option as an Incentive Stock Option under section 422 of the Code. Each Option Agreement shall specify the effect of termination of (i) employment, (ii) the consulting or advisory relationship or (iii) membership on the Board or the board of directors (or analogous governing body) of an Affiliate of the Company, as applicable, on the exercisability of the Option. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Moreover, an Option Agreement may provide for a “cashless exercise” of the Option by establishing procedures satisfactory to the Committee with respect thereto. Further, an Option Agreement may provide, on such terms and conditions as the Committee in its sole discretion may prescribe, for the grant of a Stock Appreciation Right in connection with the grant of an Option and, in such case, the exercise of the Stock Appreciation Right shall result in the surrender of the right to purchase a number of shares under the Option equal to the number of shares with respect to which the Stock Appreciation Right is exercised (and vice versa). In the case of any Stock Appreciation Right that is granted in connection with an Incentive Stock Option, such right shall be exercisable only when the Fair Market Value of the Common Stock exceeds the exercise price specified therefor in the Option or the portion thereof to be surrendered. The terms and conditions of the respective Option Agreements need not be identical. The Committee may, in its sole discretion, amend an outstanding Option Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan (including, without limitation, an amendment that accelerates the time at which the Option, or a portion thereof, may be exercisable), provided that, except as otherwise provided in the Plan or the applicable Option Agreement, any such amendment shall not materially reduce the rights of a Participant without the consent of such Participant.

(e) Option Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee but, subject to the special limitations on Incentive Stock Options set forth in Paragraph VII(c) and to adjustment as provided in Paragraph XII, such purchase price shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option that does not constitute an Incentive Stock Option.

(f) Restrictions on Repricing of Options. Except as provided in Paragraph XII, the Committee may not, without approval of the stockholders of the Company, (i) amend any outstanding Option Agreement to lower the option price, (ii) cancel and replace any outstanding Option Agreement with Option Agreements having a lower option price or (iii) repurchase any Option at a time when the Fair Market Value of the Common Stock is less than the exercise price of the Option.

(g) Stockholder Rights and Privileges. The Participant shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Common Stock as have been purchased under the Option and for which shares of stock have been issued to the Participant.

(h) Options and Rights in Substitution for Options Granted by Other Employers. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for options and such rights held by individuals providing services to corporations or other entities who become Employees, Consultants, or Directors as a result of a merger or consolidation or other business transaction with the Company or any Affiliate.

VIII. RESTRICTED STOCK AWARDS

(a) Forfeiture Restrictions to be Established by the Committee. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on transferability by the Participant and an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more Performance Measures, (ii) the Participant’s continued employment with the Company or one of its Affiliates or continued service as a Consultant or Director for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion, or (iv) a combination of any of the foregoing. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee.

(b) Other Terms and Conditions. Unless provided otherwise in a Restricted Stock Agreement, the Participant shall have the right to receive dividends with respect to Common Stock subject to a Restricted Stock Award, to vote Common Stock subject thereto, and to enjoy all other stockholder rights, except that (i) the Participant shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions have expired, (ii) the Company shall retain custody of the stock until the Forfeiture Restrictions have expired, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of or encumber the stock until the Forfeiture Restrictions have expired, (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall result in a forfeiture of the Restricted Stock Award as determined by the Committee, and (v) with respect to the payment of any dividend with respect to shares of Common Stock subject to a Restricted Stock Award directly to the Participant, each such dividend shall be paid no later than the end of the calendar year in which the dividends are paid to stockholders of such class of shares or, if later, the fifteenth day of the third month following the date the dividends are paid to stockholders of such class of shares. At the time a Restricted Stock Award is granted, the Committee may, in its sole discretion, prescribe additional terms, conditions, or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a Consultant or Director (by retirement, disability, death, or otherwise) of a Participant prior to expiration of the Forfeitures Restrictions. Such additional terms, conditions, or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award.

(c) Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Participant shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

(d) Committee’s Discretion to Accelerate Vesting of Restricted Stock Awards. Subject to any limitations imposed under section 162(m) of the Code, the Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all Common Stock awarded to a Participant pursuant to a Restricted Stock Award and, upon such vesting, all Forfeiture Restrictions applicable to such Restricted Stock Award shall terminate as of such date. Any action by the Committee pursuant to this Subparagraph may vary among individual Participants and may vary among the Restricted Stock Awards held by any individual Participant.

(e) Restricted Stock Agreements. At the time any Award is made under this Paragraph VIII, the Company and the Participant shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical. Subject to the restriction set forth in the first sentence of Subparagraph (d) above, the Committee may, in its sole discretion, amend an outstanding Restricted Stock Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan, provided that, except as otherwise provided in the Plan or the applicable Restricted Stock Agreement, any such amendment shall not materially reduce the rights of a Participant without the consent of such Participant.

IX. PERFORMANCE AWARDS

(a) Performance Awards. Performance Awards may be in the form of (i) performance share units which are rights to receive shares of Common Stock (or the Fair Market Value thereof), (ii) rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Common Stock, or (iii) specified cash amounts, which may vest over a period of time as established by the Committee, but which are subject to the satisfaction of performance criteria or objectives that are based on one or more Performance Measures. The Committee may, in its discretion, require payment or other conditions of the Participant respecting any Performance Award.

(b) Performance Period. The Committee shall establish, with respect to and at the time of each Performance Award, the number of shares of Common Stock subject to, or the maximum value of, the Performance Award and the performance period over which the performance applicable to the Performance Award shall be measured.

(c) Performance Measures. A Performance Award shall be awarded to a Participant contingent upon future performance of the Company or any Affiliate, division, or department thereof under a Performance Measure during the performance period. With respect to Performance Awards that are intended to constitute “performance-based” compensation under section 162(m) of the Code, the Committee shall establish the initial Performance Measures applicable to such performance within any time period required under section 162(m) of the Code and applicable interpretative authority thereunder. The Committee, in its sole discretion, may provide for an adjustable Performance Award value based upon the level of achievement of Performance Measures.

(d) Awards Criteria. In determining the value of Performance Awards, the Committee shall take into account a Participant’s responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate. The Committee, in its sole discretion, may provide for a reduction in the value of a Participant’s Performance Award during the performance period.

(e) Payment. Following the end of the performance period, the holder of a Performance Award shall be entitled to receive payment of an amount not exceeding the number of shares of Common Stock subject to, or the maximum value of, the Performance Award, based on the achievement of the Performance Measures for such performance period, as determined and certified in writing by the Committee. Payment of a Performance Award may be made in cash, Common Stock, or a combination thereof, as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. If a Performance Award covering shares of Common Stock is to be paid in cash, such payment shall be based on the Fair Market Value of the Common Stock on the payment date or such other date as may be specified by the Committee in the Performance Award Agreement. Dividend Equivalents may be paid after the applicable vesting period and Performance Period with respect to an earned Performance Award, in accordance with such terms as may be determined by the Committee. A Participant shall not be entitled to the privileges and rights of a stockholder with respect to a Performance Award covering shares of Common Stock until payment has been determined by the Committee and such shares have been delivered to the Participant.

(f) Deferrals. With the consent of the Committee, amounts payable in respect of Performance Awards in the form of performance share units (but not including Dividend Equivalents respecting such Awards) may be subject to elective deferral by the Participant pursuant to the terms and conditions determined by the Committee and in accordance with the provisions of the Waste Management, Inc. 409A Deferral Savings Plan.

(g) Termination of Award. A Performance Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director for the Company and its Affiliates at all times during the applicable performance period through the payment date, except as may be determined by the Committee.

(h) Performance Award Agreements. At the time any Award is made under this Paragraph IX, the Company and the Participant shall enter into a Performance Award Agreement setting forth each of the matters contemplated hereby and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Performance Award Agreements need not be identical.

X. PHANTOM STOCK AWARDS

(a) Phantom Stock Awards. Phantom Stock Awards are rights to receive shares of Common Stock (or the Fair Market Value thereof), or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Common Stock over a specified period of time, which vest over a period of time as established by the Committee, without satisfaction of any performance criteria or objectives that are based upon one or more Performance Measures. The Committee may, in its discretion, require payment or other conditions of the Participant respecting any Phantom Stock Award. Specifically, but without limitation, a Phantom Stock Award may be issued in the form of a restricted stock unit. A Phantom Stock Award may include, without limitation, a Stock Appreciation Right that is granted independently of an Option; provided, however, that the exercise price per share of Common Stock subject to the Stock Appreciation Right shall be (i) determined by the Committee but, subject to adjustment as provided in Paragraph XII, such exercise price shall not be less than the Fair Market Value of a share of Common Stock on the date such Stock Appreciation Right is granted, and (ii) subject to the restrictions on repricings described in Paragraph VII(f) in the same manner as applies to Options.

(b) Award Period. The Committee shall establish, with respect to and at the time of each Phantom Stock Award, a period over which the Award shall vest with respect to the Participant.

(c) Awards Criteria. In determining the value of Phantom Stock Awards, the Committee shall take into account a Participant’s responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate.

(d) Payment. Following the end of the vesting period for a Phantom Stock Award (or at such other time as the applicable Phantom Stock Award Agreement may provide), the holder of a Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award. Payment of a Phantom Stock Award may be made in cash, Common Stock, or a combination thereof as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in cash shall be based on the Fair Market Value of the Common Stock on the payment date or such other date as may be specified by the Committee in the Phantom Stock Award Agreement. Dividend Equivalents may be paid after the applicable vesting period with respect to an earned Phantom Stock Award, in accordance with such terms as may be determined by the Committee. A Participant shall not be entitled to the privileges and rights of a stockholder with respect to a Phantom Stock Award until the shares of Common Stock, if any, have been delivered to the Participant.

(e) Deferrals. With the consent of the Committee, amounts payable in respect of Phantom Stock Awards in the form of restricted stock units (but not including Dividend Equivalents respecting such Awards) may be subject to elective deferral by the Participant pursuant to the terms and conditions determined by the Committee and in accordance with the provisions of the Waste Management, Inc. 409A Deferral Savings Plan.

(f) Termination of Award. A Phantom Stock Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director for the Company and its Affiliates at all times during the applicable vesting period, except as may be otherwise determined by the Committee.

(g) Phantom Stock Award Agreements. At the time any Award is made under this Paragraph X, the Company and the Participant shall enter into a Phantom Stock Award Agreement setting forth each of the matters contemplated hereby and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Phantom Stock Award Agreements need not be identical.

XI. BONUS STOCK AWARDS

Each Bonus Stock Award granted to a Participant shall constitute a transfer of unrestricted shares of Common Stock on such terms and conditions as the Committee shall determine. Bonus Stock Awards shall be made in shares of Common Stock and need not be subject to performance criteria or objectives or to forfeiture. The purchase price, if any, for shares of Common Stock issued in connection with a Bonus Stock Award shall be determined by the Committee in its sole discretion. The Company and the Participant shall enter into a Bonus Stock Award Agreement setting forth the terms of any such Award.

XII. RECAPITALIZATION OR REORGANIZATION

(a) No Effect on Right or Power. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s or any Affiliate’s capital structure or its business, any merger, consolidation or other business combination of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate, any sale, lease, exchange, or other disposition of all or any part of its assets or business, or any other corporate act or proceeding.

(b) Subdivision or Consolidation of Shares; Stock Dividends. The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share, if any, shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price per share, if any, shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.

(c) Recapitalizations and Corporate Changes. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”), the number and class of shares of Common Stock or other property covered by an Award theretofore granted and the purchase price of Common Stock or other consideration subject to such Award shall be adjusted so that such Award shall thereafter cover the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award. If (i) the Company shall not be the surviving entity in any consummated merger, consolidation or other business combination or reorganization (or survives only as a subsidiary of an entity), (ii) the Company sells, leases, or exchanges all or substantially all of its assets to any other person or entity, (iii) the Company is dissolved and liquidated, (iv) any person or entity, including a “group” as contemplated by section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, the power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of directors of the Company, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a “Corporate Change”), then no later than (x) 10 days after such merger, consolidation, business combination, reorganization, sale, lease, or exchange of assets or dissolution and liquidation or such election of directors or (y) 30 days after a Corporate Change of the type described in clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Participant, shall effect one or more of the following alternatives in an equitable and appropriate manner to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, which alternatives may vary among individual Participants and which may vary among Awards held by any individual Participant: (1) accelerate the time at which Options or Stock Appreciation Rights then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all such unexercised Awards and all rights of Participants thereunder shall terminate, (2) require the mandatory surrender to the Company by all or selected Participants of some or all of the outstanding Options or Stock Appreciation Rights held by such Participants (irrespective of whether such Awards are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and the Company shall pay (or cause to be paid) to each Participant an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph (d) below (the “Change of Control Value”) of the shares subject to such Awards over the exercise price(s) under such Awards for such shares, or (3) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Corporate Change and to prevent the dilution or enlargement of rights (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to such Awards then outstanding), including, without limitation, adjusting such an Award to provide that the number and class of shares of Common Stock covered by such Award shall be adjusted so that such Award shall thereafter cover securities of the surviving or acquiring corporation or other property (including, without limitation, cash) as determined by the Committee in its sole discretion.

(d) Change of Control Value. For the purposes of clause (2) in Subparagraph (c) above, the “Change of Control Value” shall equal the amount determined in the following clause (i), (ii) or (iii), whichever is applicable: (i) the per share price offered to stockholders of the Company in any such merger, consolidation, or other business combination, reorganization, sale of assets or dissolution and liquidation transaction, (ii) the per share price offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options or Stock Appreciation Rights being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to stockholders of the Company in any transaction described in this Subparagraph (d) or Subparagraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(e) Other Changes in the Common Stock. In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges, or other relevant changes in capitalization or distributions (other than ordinary dividends) to the holders of Common Stock occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph XII, such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee at its sole discretion as to the number and price of shares of Common Stock or other consideration subject to such Award, accelerated vesting, conversion into other securities or interests or cash settlement in exchange for cancellation in an equitable and appropriate manner so as to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under such Award. Notwithstanding the foregoing, with respect to a change that constitutes an “equity restructuring” that would be subject to a compensation expense pursuant to Accounting Standards Codification Topic 718, Compensation — Stock Compensation, or any successor accounting standard, the provisions in Subparagraph (c) above shall control to the extent they are in conflict with the discretionary provisions of this Subparagraph (e). In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, or upon the occurrence of any other event described in this Paragraph XII, the aggregate maximum number of shares available under the Plan, the aggregate maximum number of shares that may be issued under the Plan through Incentive Stock Options, and the maximum number of shares that may be subject to Awards granted to any one individual during any calendar year shall be appropriately adjusted to the extent, if any, determined by the Committee, whose determination shall be conclusive.

(f) Stockholder Action. Any adjustment provided for in the above Subparagraphs shall be subject to any stockholder action required by applicable law or regulation or the Company’s certificate of incorporation or bylaws.

(g) No Adjustments Unless Otherwise Provided. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

XIII. AMENDMENT AND TERMINATION OF THE PLAN

The Board in its discretion may terminate the Plan at any time with respect to any shares of Common Stock for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in the Plan may be made that would materially impair the rights of a Participant with respect to an Award theretofore granted without the consent of the Participant, and provided, further, that the Board may not, without approval of the stockholders of the Company, (a) amend the Plan to increase the aggregate maximum number of shares that may be issued under the Plan, increase the aggregate maximum number of shares that may be issued under the Plan through Incentive Stock Options, or change the class of individuals eligible to receive Awards under the Plan, or (b) amend or delete Paragraph VII(f).

XIV. MISCELLANEOUS

(a) No Right To An Award. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted an Award, or any other rights hereunder except as may be evidenced by an Award agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.

(b) No Employment/Membership Rights Conferred. Nothing contained in the Plan shall (i) confer upon any Employee or Consultant any right with respect to continuation of employment or of a consulting or advisory relationship with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment or consulting or advisory relationship at any time. Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board or the board of directors (or analogous governing body) of any Affiliate of the Company.

(c) Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules, and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules, and regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid unless otherwise determined by the Committee. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

(d) No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company, any Affiliate, or the Board or the Committee as a result of any such action.

(e) Restrictions on Transfer. An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Paragraph VII(c)) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) with the consent of the Committee.

(f) Clawback. Notwithstanding any provisions in the Plan to the contrary, any portion of the payments and benefits provided under the Plan or the sale of shares of Common Stock shall be subject to a clawback or other recovery by the Company to the extent necessary to comply with applicable law including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any Securities and Exchange Commission rule. The Committee, in its discretion, may also specify clawback and/or recovery provisions in Award Agreements under the Plan.

(g) Section 409A of the Code. Plan provisions to the contrary notwithstanding, in the event an Award granted under the Plan is governed by Section 409A of the Code, then (i) such Award shall be interpreted by the Committee to comply with Section 409A of the Code, and (ii) the Committee, in its discretion, may amend such Award, without a Participant’s consent, as necessary to avoid the imposition of additional taxes and interest under Section 409A of the Code.

(h) Delayed Payment Restriction. Notwithstanding any provision in the Plan or an Award agreement to the contrary, if any payment or benefit provided for under an Award would be subject to additional taxes and interest under section 409A of the Code if the Participant’s receipt of such payment or benefit is not delayed in accordance with the requirements of section 409A(a)(2)(B)(i) of the Code, then such payment or benefit shall not be provided to the Participant (or the Participant’s estate, if applicable) until the earlier of (i) the date of the Participant’s death or (ii) the date that is six months after the date of the Participant’s separation from service with the Company.

(i) Effect on Prior Plan. From and after the Effective Date, no further awards or grants will be made under the Prior Plan. The Prior Plan will, however, continue in existence and operation following the Effective Date with respect to awards or grants outstanding under the Prior Plan. From and after the Effective Date, shares available for issuance under the Prior Plan will be subject to the provisions of Section V(a) of the Plan. The Prior Plan is hereby amended as necessary to effect the provisions of Section V(a) of the Plan.

(j) Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to conflicts of laws principles thereof.

WASTE MANAGEMENT, INC. 1001 FANNIN STREET SUITE 4000 HOUSTON, TX 77002

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 12, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Waste Management, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 12, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Waste Management, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M66184-P47525 KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WASTE MANAGEMENT, INC.
The Board of Directors recommends you vote FOR each of the nominees in item 1 and FOR proposals 2, 3 and 4:
1.	Election of Directors
	Nominees:	For	Against	Abstain
	1a. Bradbury H. Anderson	☐	☐	☐

	1b. Frank M. Clark, Jr.	☐	☐	☐
								For	Against	Abstain
	1c. Patrick W. Gross	☐	☐	☐	2.	Ratification of the appointment of Ernst & Young, LLP as the independent registered public accounting firm for 2014.		☐	☐	☐

	1d. Victoria M. Holt	☐	☐	☐	3.	Approval of our executive compensation.		☐	☐	☐

	1e. John C. Pope	☐	☐	☐	4.	Approval of our 2014 Stock Incentive Plan.		☐	☐	☐

	1f. W. Robert Reum	☐	☐	☐	The Board of Directors recommends you vote AGAINST proposal 5:
	1g. David P. Steiner	☐	☐	☐	5.	Stockholder proposal regarding disclosure of political contributions, if properly presented at the meeting.		☐	☐	☐

	1h. Thomas H. Weidemeyer	☐	☐	☐

	For address changes and/or comments, please check this box and write them on the back where indicated.			☐
								Yes	No
					Please indicate if you plan to attend this meeting.			☐	☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR each of the nominees in item 1, FOR proposals 2, 3 and 4, and AGAINST proposal 5. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

NOTE: In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

	Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Combined Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2013 is available at www.wm.com.

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — —

M66185-P47525

WASTE MANAGEMENT, INC.

Annual Meeting of Stockholders - May 13, 2014 at 11:00 A.M.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder(s) of Waste Management, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Proxy Statement dated March 27, 2014, and hereby appoint(s) David P. Steiner and Rick L Wittenbraker, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Waste Management, Inc., to be held May 13, 2014, at 11:00 A.M., Central Time, at The Maury Myers Conference Center, Waste Management, Inc., 1021 Main Street, Houston, Texas 77002, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side.

Attention participants in 401(k) plans: If you have an interest in the Common Stock of Waste Management, Inc. through participation in the Waste Management Retirement Savings Plan or the Waste Management Retirement Savings Plan for Collectively Bargained Employees, you may confidentially instruct the Trustee(s) of the respective plan on how to vote the shares representing your proportionate interest in such plan’s assets. The Trustee(s) shall vote shares in accordance with any instructions received. Any shares for which the Trustee(s) has/have not received timely voting instructions shall be voted by the Trustee(s) in its sole discretion. The voting deadline for 401(k) plan participants is 11:59 P.M. Eastern Time on May 11, 2014.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)